                                                                     EXHIBIT 17A

EQUITY
FIXED INCOME
RETAIL SHARES
PROSPECTUS



BALANCED FUND

CORE EQUITY FUND

GROWTH FUND

INTERNATIONAL EQUITY FUND

LARGE CAP VALUE FUND

SMALL CAP VALUE FUND

VALUE MOMENTUM FUND

BOND FUND

CALIFORNIA INTERMEDIATE
TAX-FREE BOND FUND



November 30, 2001

The Securities and Exchange Commission has not approved or disapproved of these securities or determined whether this prospectus is accurate or complete. Any representation to the contrary is unlawful.

[LOGO] HIGHMARK(R) FUNDS

PROSPECTUS

HOW TO READ THIS PROSPECTUS

HighMark Funds is a mutual fund family that offers different classes of Shares in separate investment portfolios (Funds). The Funds have various investment goals and strategies. This prospectus gives you important information about the Class A, Class B and Class C Shares of HighMark's Equity and Fixed-Income funds that you should know before investing. Each Fund also offers a class of Shares called Fiduciary Shares, which are offered in a separate prospectus.

Please read this prospectus and keep it for future reference. The prospectus is arranged into different sections so that you can easily review this important information. The next column contains general information you should know about investing in the HighMark Funds.

INDIVIDUAL HIGHMARK FUND PROFILES

EQUITY FUNDS
Balanced Fund                                  2
Core Equity Fund                               5
Growth Fund                                    8
International Equity Fund                     11
Large Cap Value Fund                          14
Small Cap Value Fund                          17
Value Momentum Fund                           20

FIXED-INCOME FUNDS
Bond Fund                                     23
California Intermediate Tax-Free Bond Fund    26

SHAREOWNER GUIDE -- HOW TO INVEST IN THE
HIGHMARK FUNDS
Choosing a Share Class                        29
How Sales Charges Are Calculated              30
Sales Charge Reductions and Waivers           30
Fees for Distribution of Shares               32
Opening an Account                            32
Buying Shares                                 32
Selling Shares                                33
Exchanging Shares                             34
Transaction Policies                          34
Dividends and Distributions                   35
Taxes                                         35
Investor Services                             36

MORE ABOUT THE HIGHMARK FUNDS
Investment Management                         36
Financial Highlights                          38
Investment Practices                          41
Glossary of Investment Risks                  46

FOR MORE INFORMATION ABOUT HIGHMARK FUNDS, PLEASE SEE THE BACK COVER OF THE PROSPECTUS

INTRODUCTION

Each HighMark Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities such as stocks and bonds. Before you look at specific HighMark Funds, you should know a few basics about investing in mutual funds.

The value of your investment in a mutual fund is based on the market prices of the securities the mutual fund holds. These prices change daily due to economic trends and other developments that generally affect securities markets, as well as those that affect particular firms and other types of issuers. These price movements, also called volatility, vary depending on the types of securities a mutual fund owns and the markets where these securities trade.

AS WITH OTHER INVESTMENTS, YOU COULD LOSE MONEY ON YOUR INVESTMENT IN A MUTUAL FUND. YOUR INVESTMENT IN THE HIGHMARK FUNDS IS NOT A DEPOSIT OR AN OBLIGATION OF UNION BANK OF CALIFORNIA, N.A., ITS AFFILIATES OR ANY BANK. IT IS NOT INSURED BY THE FDIC OR ANY GOVERNMENT AGENCY.

Each Fund has its own investment goal and strategies for reaching that goal. There is no guarantee that a Fund will achieve its goal. Before investing, make sure that the Fund's goal matches your own.

The portfolio manager invests each Fund's assets in a way that he or she believes will help the Fund achieve its goal. A manager's judgments about the securities markets, economy and companies, and his or her investment selection, may cause a Fund to underperform other funds with similar objectives.

[AMPERSAND ICON] FUND SUMMARY

[QUOTATIONS ICON] INVESTMENT STRATEGY

[EXCLAMATION POINT ICON] WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

[AT SIGN ICON] PERFORMANCE INFORMATION

[QUESTION MARK ICON] DID YOU KNOW?

[NUMBER SIGN ICON] FUND INFORMATION

[DOLLAR SIGN ICON] FEES AND EXPENSES

HIGHMARK EQUITY FUNDS
BALANCED FUND

[AMPERSAND ICON] FUND SUMMARY

INVESTMENT GOAL                 To seek capital appreciation and income;
                                conservation of capital is a secondary
                                consideration

INVESTMENT FOCUS                U.S. common stocks and investment grade bonds

PRINCIPAL INVESTMENT STRATEGY   Diversifies across market segments and
                                investment styles, including value and growth stocks as well as various types of bonds

SHARE PRICE VOLATILITY          Moderate

INVESTOR PROFILE                Investors seeking the growth potential of stocks
                                with the diversification value of bonds

[QUOTATIONS ICON] INVESTMENT STRATEGY

HighMark Balanced Fund seeks capital appreciation and income. Conservation of capital is a secondary consideration. To pursue these goals, the Fund normally invests between 50% and 70% of its assets in equity securities, primarily common stocks, and at least 25% of its assets in fixed-income securities, primarily bonds. Within these ranges, the Fund's specific allocation among equity securities and fixed-income securities will vary depending on the portfolio managers' assessment of business, economic and market conditions.

The Fund may invest in bonds of various maturities and types, including those issued by U.S. and foreign governments or companies, mortgage-backed securities and asset-backed securities. At least 90% of the bonds will be investment grade at the time of purchase.

To select bonds for the Fund, the portfolio managers consider such factors as the potential direction of interest rates and the U.S. economy; the outlook for one sector of the bond market versus another; and the value that one bond may represent versus another. They also consider the financial strength of each issuer and the possibility that its credit rating may be upgraded or downgraded. The Fund may continue to hold a bond that has been downgraded if the managers believe it is in Shareholders' best interest to do so.

To choose stocks for the Fund, the portfolio managers focus on companies that are likely to demonstrate superior earnings growth relative to their peers, and which are selling at attractive valuations. As a result, the Fund will invest in a blend of GROWTH STOCKS and VALUE STOCKS. Further, the Fund is diversified over a broad cross section of economic sectors and industries. To help control risk, the managers compare the Fund's economic sector and industry weightings to a broad index, such as the Standard & Poor's 500 Composite Index ("S&P 500 Index"), and normally avoid extreme overweighting or underweighting relative to that index.

The Fund may invest in other types of securities in addition to those described above. In an effort to preserve the value of your investment under volatile market conditions, the managers may invest more than 20% of the Fund's assets in very short-term debt obligations called money market securities. Such a strategy could make it more difficult for the Fund to achieve its objective of capital appreciation and income.

For a more complete description of the securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON]  WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings will decline in price because of a broad stock market decline. Stock markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The value of your investment will tend to increase or decrease in response to these movements.

INTEREST RATE RISK: The possibility that the value of the Fund's investments will decline due to an increase in interest rates. Generally, the longer the average maturity of the Fund's fixed income portion, the greater its interest rate risk.

CREDIT RISK: The possibility that a bond issuer cannot make timely interest and principal payments on its bonds. The lower a bond's rating, the greater its credit risk.

INVESTMENT STYLE RISK: The possibility that the types of securities on which this Fund focuses will underperform other kinds of investments or the overall market.

If the Fund invests in securities with additional risks, its share-price volatility accordingly could be greater and its performance lower. In addition, the Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay on your investment.

For more information about these risks, please see "Glossary of Investment Risks" on page 46.

[AT SIGN ICON] PERFORMANCE INFORMATION

The bar chart and performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, THE FUND'S RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

[CHART]

1993         11.05
1994         -2.30
1995         28.22
1996         15.42
1997         19.58
1998          9.88
1999          5.59
2000         -2.70

BEST QUARTER            WORST QUARTER
------------            -------------
11.27%                       -7.34%
(12/31/98)                  (9/30/98)

*THE PERFORMANCE INFORMATION ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS 10.71%.

[NUMBER SIGN ICON] FUND INFORMATION

CLASS      CUSIP            TICKER
-----      -----            ------
Class A    431114776        HMBRX
Class B    431114545        HMBBX
Class C    431112887        HMBCX

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00 TO THOSE OF THE S&P 500 INDEX AND THE LEHMAN BROTHERS U.S. AGGREGATE BOND INDEX.

                                                      SINCE CLASS
                               1 YEAR     5 YEARS      INCEPTION
                               ------     -------     -----------
BALANCED FUND(1)
  Class A Shares (with
  a 5.50% sales charge)        -8.04%      8.05%         9.57%*

  Class B Shares (with
  applicable Contingent
  Deferred Sales Charge)       -7.99%      8.70%(a)      2.10

  Class C Shares (with
  applicable Contingent
  Deferred Sales Charge)       -4.27%      9.34%(b)     -1.99%***

S&P 500 INDEX(2)               -9.11%     18.33%        16.44%+

LEHMAN BROTHERS
U.S. AGGREGATE
BOND INDEX(3)                  11.63%      6.46%         7.87%+

(1)The performance data includes the performance of the Stepstone Balanced Fund for the period prior to its consolidation with the HighMark Balanced Fund on 4/25/97.

(2)The unmanaged S&P 500 Index is generally representative of the performance of large companies in the U.S. stock market.

(3)The unmanaged Lehman Brothers U.S. Aggregate Bond Index is generally representative of the bond market as a whole.

*Since 11/13/92.

**Since 2/2/98.

***Since 11/30/99.

(a) Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/1/91, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/1/91, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

+Since 2/28/91.

[QUESTION MARK ICON] DID YOU KNOW?

VALUE STOCKS are those that the managers believe may be undervalued relative to their earnings, financial strength or other qualities.

GROWTH STOCKS have a record of achieving consistent earnings and sales growth.

[DOLLAR SIGN ICON] FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES

                                                                                        CLASS A   CLASS B   CLASS C
                                                                                        SHARES    SHARES    SHARES
                                                                                        -------   -------   -------
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*     5.50%        0%        0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                 0%     5.00%     1.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                       0%        0%        0%

ANNUAL FUND OPERATING EXPENSES

                                                                                        CLASS A   CLASS B   CLASS C
                                                                                        SHARES    SHARES    SHARES
                                                                                        -------   -------   -------
Investment Advisory Fees                                                                 0.60%     0.60%     0.60%
Distribution (12b-1) Fees                                                                0.25%     0.75%     1.00%
Other Expenses                                                                           0.50%     0.50%     0.25%
                                                                                        -------   -------   -------
   TOTAL ANNUAL FUND OPERATING EXPENSES                                                  1.35%     1.85%     1.85%
                                                                                        -------   -------   -------
Fee Waivers                                                                              0.15%       0%        0%
                                                                                        -------   -------   -------
   NET EXPENSES+                                                                         1.20%     1.85%     1.85%
                                                                                        -------   -------   -------

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.20% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

     Class A Shares:   1.18%
     Class B Shares:   1.83%
     Class C Shares:   1.83%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return, and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                          1 YEAR   3 YEARS  5 YEARS  10 YEARS
                          ------   -------  -------  --------
CLASS A SHARES             $666     $940     $1,275   $2,072
                           ----     ----     ------   ------

CLASS B SHARES
If you do not sell
your shares                $188     $582     $1,001   $2,039
                           ----     ----     ------   ------
If you sell your
shares at the
end of the period:         $688     $882     $1,201   $2,039
                           ----     ----     ------   ------
CLASS C SHARES

If you do not sell
your shares:               $188     $582     $1,001   $2,169
                           ----     ----     ------   ------
If you sell your
shares at the
end of the period:         $288     $582     $1,001   $2,169
                           ----     ----     ------   ------

CORE EQUITY FUND

[AMPERSAND ICON] FUND SUMMARY

INVESTMENT GOAL                To seek long-term capital appreciation

INVESTMENT FOCUS               U.S. common stocks

PRINCIPAL INVESTMENT STRATEGY  Attempts to identify companies with strong earnings growth selling at attractive values

SHARE PRICE VOLATILITY         Moderate to high

INVESTOR PROFILE               Long-term investors seeking capital appreciation

[QUOTATIONS ICON] INVESTMENT STRATEGY

HighMark Core Equity Fund seeks long-term capital appreciation. To pursue this goal, the Fund invests at least 65% of its assets in the stocks of U.S. companies with capitalizations similar to the Standard & Poor's 500 Composite Index ("S&P 500 Index").

To choose stocks for the Fund, the portfolio managers focus on companies that are likely to demonstrate superior earnings growth relative to their peers, and whose equities are selling at attractive valuations. As a result, the Fund will invest in a blend of both "growth" and "value" stocks. Further, the Fund is diversified over a broad cross section of economic sectors and industries. To help control risk, the managers compare the Fund's economic sector and industry weightings to a broad index, such as the S&P 500 Index, and normally avoid extreme overweighting or underweighting relative to that index.

Under normal circumstances, the Fund will invest at least 80% of its assets in equity securities. The Fund may invest in small capitalization companies but does not expect to invest more than 10% of its assets in such companies.

In addition to those described above, the Fund may invest in other types of securities, including bonds. In an effort to preserve the value of your investment under volatile market conditions, the managers may invest more than 20% of the Fund's assets in very short-term debt obligations called money market securities. Such a strategy could make it more difficult for the Fund to achieve its goals.

For a more complete description of the securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON] WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings may decline in price because of a broad stock market decline. Markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The value of your investment will tend to increase or decrease in response to these movements.

INVESTMENT STYLE RISK: The possibility that the securities on which this Fund focuses-the stocks of those companies with capitalization similar to those in the S&P 500 Index-may underperform other kinds of investments or the market as a whole.

In addition, the Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes you pay.

For more information about these risks, please see "Glossary of Investment Risks" on page 46.

(CONTINUED)

[AT SIGN ICON] PERFORMANCE INFORMATION

This section would normally include a bar chart and a table showing how the Fund has performed and how its performance has varied from year to year. Because the Fund has not been in operation for a full calendar year, the bar chart and table are not shown.

[NUMBER SIGN ICON] FUND INFORMATION

CLASS          CUSIP         TICKER
-----          -----         ------
Class A      431112770       HCEAX
Class B      431112762       HCEBX

[QUESTION MARK ICON] DID YOU KNOW?

SMALL CAPITALIZATION COMPANIES are those companies with market capitalizations within the range of those in the S&P 600 Small Cap Index.

MEDIUM CAPITALIZATION COMPANIES are those companies with market capitalization within the range of those in the S&P 400 Mid-Cap Index.

LARGE CAPITALIZATION COMPANIES are those companies with market capitalization within the range of those companies in the S&P 500 Index.

[DOLLAR SIGN ICON] FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES
                                                                                          CLASS A   CLASS B  CLASS C
                                                                                           SHARES    SHARES   SHARES
                                                                                          -------   -------  -------
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*       5.50%       0%       0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                  0%      5.00%    1.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                        0%        0%       0%

ANNUAL FUND OPERATING EXPENSES
                                                                                          CLASS A   CLASS B  CLASS C
                                                                                          SHARES    SHARES   SHARES
                                                                                          -------   -------  -------
Investment Advisory Fees                                                                   0.60%      0.60%    0.60%
Distribution (12b-1) Fees                                                                  0.25%      0.75%    1.00%
Other Expenses+                                                                            0.50%      0.50%    0.25%
                                                                                           ----       ----     ----
    TOTAL ANNUAL FUND OPERATING EXPENSES                                                   1.35%      1.85%    1.85%
                                                                                           ----       ----     ----
Fee Waivers                                                                                0.15%        0%       0%
                                                                                           ----         -        -
    NET EXPENSES++                                                                         1.20%      1.85%    1.85%
                                                                                           ----       ----     ----

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+Other expenses are based on estimated amounts for the current fiscal year.

++The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.20% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the current fiscal year are expected to be less than the amount shown above because additional fees are expected to be waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

     Class A Shares:   1.18%
     Class B Shares:   1.83%
     Class C Shares:   1.83%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return, and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                        1 YEAR    3 YEARS   5 YEARS  10 YEARS
                        ------    -------   -------  --------
CLASS A SHARES           $666      $940      $1,235   $2,072

CLASS B SHARES
If you do not sell
your shares:             $188      $582      $1,001   $2,039

If you sell your
shares at the
end of the period:       $683      $882      $1,201   $2,039

CLASS C SHARES
If you do not sell
your shares:             $188      $582      $1,001   $2,169

If you sell your
shares at the
end of the period:       $288      $582      $1,001   $2,169

GROWTH FUND

[AMPERSAND ICON] FUND SUMMARY

INVESTMENT GOAL                 To seek long-term capital appreciation through
                                investments in equity securities; current income is incidental

INVESTMENT FOCUS                U.S. common stocks

PRINCIPAL INVESTMENT STRATEGY   Seeks to invest in companies offering above-
                                average growth potential

SHARE PRICE VOLATILITY          Moderate to High

INVESTOR PROFILE                Long-term investors seeking capital appreciation

[QUOTATIONS ICON] INVESTMENT STRATEGY

HighMark Growth Fund seeks long term capital appreciation through investments in equity securities. The production of current income is an incidental objective.

To pursue its main goal, the Fund invests at least 65% of its assets in equity securities, primarily in the stocks of MEDIUM TO LARGE U.S. GROWTH-ORIENTED COMPANIES that the portfolio managers believe are also financially stable. "Growth-oriented companies" are those whose earnings are growing at a faster rate than the market as a whole, or have the potential to do so. The portfolio managers attempt to select securities with appreciation possibilities by looking at many factors. These include:

- the company's market position, product line, technological position and prospects for increased earnings

-    the management capability of the company being considered

-    the short-term and long-term outlook for the industry being analyzed

-    changes in economic and political conditions

The portfolio managers may also analyze the demands of investors for the security relative to its price. Securities may be chosen when the portfolio managers anticipate a development that might have an effect on the value of a security.

In general, the porfolio managers may sell a security if they determine that the security no longer presents sufficient appreciation potential; this may be caused by, or be an effect of, changes in the industry of the issuer, loss by the company of its competitive position, and/or poor use of resources. The portfolio managers may also sell a security to take advantage of more attractive investment opportunities or to raise cash.

In addition to those described above, the Fund may invest in other types of securities. In an effort to preserve the value of your investment under volatile market conditions, the managers may invest more than 35% of the Fund's assets in very short-term debt obligations called money market securities. Such a strategy could make it more difficult for the Fund to achieve its goals.

For a more complete description of the securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON] WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings will decline in price because of a general decline in the stock market. Markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The value of your investment will tend to increase or decrease in response to these movements.

INVESTMENT STYLE RISK: The possibility that the kind of stocks on which this Fund focuses--those of medium to large U.S. growth companies--will underperform other types of stock investments or the market as a whole.

In addition, the Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay. For more information about these risks, please see "Glossary of Investment Risks" on page 46.

[AMPERSAND ICON] PERFORMANCE INFORMATION

The bar chart and performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARE FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, THE FUND'S RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

[CHART]

1995        32.72%
1996        21.34%
1997        31.89%
1998        31.48%
1999        21.77%
2000       -24.39%

     BEST QUARTER    WORST QUARTER
     ------------    -------------
        25.89%          -22.53%
      (12/31/98)       (12/31/00)

*THE PERFORMANCE INFORMATION ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS -45.26%.

[NUMBER SIGN ICON] FUND INFORMATION

CLASS          CUSIP          TICKER
-----          -----          ------
Class A      431114768         HMRGX
Class B      431114511         HMGBX
Class C      431112879         HGRCX

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00 TO THOSE OF THE S&P/BARRA GROWTH INDEX AND THE S&P 500 INDEX.

                                                         SINCE CLASS
                                1 YEAR      5 YEARS       INCEPTION
                                ------      -------      -----------
GROWTH FUND
     Class A Shares (with
     a 5.50% sales charge)      -28.55%     12.86%          14.87%*
     Class B Shares (with
     applicable Contingent
     Deferred Sales Charge)     -28.08%     13.55%(a)        3.91%**
     Class C Shares (with
     applicable Contingent
     Deferred Sales Charge)     -25.45%     14.17%(b)      -18.15%***
S&P 500/BARRA GROWTH
INDEX(1)                        -22.08%     19.18%          19.10%+
S&P 500 INDEX(2)                 -9.11%     18.33%          18.21%+

(1)The unmanaged S&P 500/BARRA Growth Index generally reflects the performance of large growth companies in the U.S. stock market.

(2)The unmanaged S&P 500 Index generally reflects the performance of large companies in the U.S. stock market. The benchmark index for the Growth Fund has changed from the S&P 500 Index to the S&P 500/BARRA Growth Index because the S&P 500/BARRA Growth Index better represents the investment policies of the Fund for comparison purposes.

*Since 6/20/94.

**Since 2/2/98.

***Since 11/30/99.

(a) Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 11/18/93, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 11/18/93, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

+Since 11/30/93.

(CONTINUED)

[QUESTION MARK ICON] DID YOU KNOW?

Companies are considered to have a MEDIUM MARKET CAPITALIZATION if their capitalization is within the range of those companies in the S&P 400 Mid-Cap Index. Companies are considered to have a LARGE MARKET CAPITALIZATION if their capitalization is within the range of those companies in the S&P 500 Index.

[DOLLAR SIGN ICON] FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES
                                                                                         CLASS A    CLASS B     CLASS C
                                                                                         SHARES     SHARES      SHARES
                                                                                         -------    -------     -------
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*      5.50%        0%          0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                 0%       5.00%       1.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                       0%         0%          0%

ANNUAL FUND OPERATING EXPENSES
                                                                                         CLASS A    CLASS B     CLASS C
                                                                                         SHARES     SHARES      SHARES
                                                                                         -------    -------     -------
Investment Advisory Fees                                                                  0.60%      0.60%       0.60%
Distribution (12b-1) Fees                                                                 0.25%      0.75%       1.00%
Other Expenses                                                                            0.50%      0.50%       0.25%
     TOTAL ANNUAL FUND OPERATING EXPENSES                                                 1.35%      1.85%       1.85%
Fee Waivers                                                                               0.15%        0%          0%
     NET EXPENSES+                                                                        1.20%      1.85%       1.85%

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.20% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

         Class A Shares:   1.18%
         Class B Shares:   1.83%
         Class C Shares:   1.83%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return, and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                       1 YEAR    3 YEARS    5 YEARS   10 YEARS
CLASS A SHARES       $    666   $    940   $  1,235   $  2,072

CLASS B SHARES

If you do not sell
your shares:         $    188   $    582   $  1,001   $  2,039

If you sell your
shares at the
end of the period:   $    688   $    882   $  1,201   $  2,039

CLASS C SHARES

If you do not sell
your shares:         $    188   $    582   $  1,001   $  2,169

If you sell your
shares at the
end of the period:   $    288   $    582   $  1,001   $  2,169

PROSPECTUS
HIGHMARK EQUITY FUNDS

INTERNATIONAL EQUITY FUND

[AMPERSAND ICON] FUND SUMMARY

INVESTMENT GOAL                  To seek long-term capital appreciation by
                                 investing primarily in equity securities of foreign issuers

INVESTMENT FOCUS                 Common stocks of foreign companies

PRINCIPAL INVESTMENT STRATEGY    Attempts to identify reasonably priced foreign
                                 stocks with above-average growth potential

SHARE PRICE VOLATILITY           High

INVESTOR PROFILE                 Investors who want capital appreciation, are
                                 willing to accept the increased risks of international investing for the possibility of higher returns, and want exposure to a diversified portfolio of international stocks

INVESTMENT STRATEGY

HighMark International Equity Fund seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers. Normally, at least 65% of the Fund's assets will be invested in the stocks of companies from at least five countries (other than the United States) that are included in the Morgan Stanley Capital International Europe, Australiasia and Far East Index (the "EAFE Index"). The Fund's portfolio managers intend to focus on companies with a market capitalization of more than $100 million.

In selecting investments for the Fund, the portfolio managers may over- or under-weight regions in comparison to the EAFE Index based on the rates of return they expect from various markets. The Fund's regional and individual country weightings may therefore vary from those of the EAFE Index. The portfolio managers will then select individual securities for the Fund on the basis of their growth opportunities or undervaluation in relation to other securities.

Under normal circumstances, the Fund will invest at least 80% of its assets in equity securities.

The Fund typically invests in securities that are listed on recognized foreign exchanges, but it may also invest up to 15% of its assets in securities traded in over-the-counter markets. In addition, the Fund may buy AMERICAN DEPOSITORY RECEIPTS (ADRS) and GLOBAL DEPOSITORY RECEIPTS (GDRS), and invest in derivatives, including futures, options, forward foreign currency contracts, options on currencies and swap agreements. Derivatives are used to increase the Fund's exposure to an asset class, to keep cash on hand to meet shareholder redemptions and for leveraging. The Fund may invest in other investment companies, including closed-end funds that invest in securities from a single country or region. The Fund primarily invests in companies in foreign developed countries but it may invest a portion of its assets in emerging markets.

In addition to those described above, the Fund may invest in certain other types of securities, including investment-grade bonds of U.S. and non-U.S. issuers. In an effort to preserve the value of your investment under volatile market conditions, the portfolio managers may invest more than 20% of the Fund's assets in very short-term debt obligations such as money market securities. Such a strategy could make it more difficult for the Fund to achieve its goal.

For a more complete description of the securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON]  WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings may decline in price because of a broad stock market decline. Markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The value of your investment will tend to increase or decrease in response to these movements.

FOREIGN SECURITIES RISK: Investing in foreign markets involves greater risk than investing in the United States. Foreign securities may be affected by such factors as fluctuations in currency exchange rates, accounting and financial reporting standards that differ from those in the U.S. and that could convey incomplete or inaccurate financial information on companies, smaller and less liquid securities markets, social upheavals and political actions ranging from tax code changes to governmental collapse. Emerging market securities may be even more susceptible to these risks.

INVESTMENT STYLE RISK: The possibility that the securities on which this Fund focuses--the stocks of foreign companies--may underperform other kinds of investments or the market as a whole.

In addition, the Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay.

For more information about these risks, please see "Glossary of Investment Risks" on page 46.

                                                                    (continued)

PROSPECTUS
HIGHMARK EQUITY FUNDS

INTERNATIONAL EQUITY FUND (CONTINUED)

[AT SIGN ICON]  PERFORMANCE
                INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

[CHART]

          2000       -18.43%


         BEST QUARTER      WORST QUARTER
           21.43%           -13.77%
         (12/31/99)        (9/30/98)

* THE PERFORMANCE INFORMATION ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS -29.17%.

[NUMBER SIGN ICON]    FUND
                      INFORMATION

         CLASS       CUSIP            TICKER
         -----------------------------------
         Class A    431112853         HINAX

         Class B    431112846         HINBX

         Class C    431112838         HINCX

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00 TO THOSE OF ITS BENCHMARK, THE MSCI-EAFE INDEX.

                                                       SINCE CLASS
                              1 YEAR      5 YEAR        INCEPTION
INTERNATIONAL EQUITY FUND(1)
 Class A Shares (with a
 5.50% sales charge)         -22.91%     2.08%(a)      -14.16%*
---------------------------------------------------------------
 Class B Shares (with
 applicable Contingent
 Deferred Sales Charge)      -22.66%     2.76%(b)      -13.13%*
---------------------------------------------------------------
 Class C Shares (with
 applicable Contingent
 Deferred Sales Charge)      -19.66%     3.10%(c)      -10.12%*
---------------------------------------------------------------
MSCI-EAFE INDEX(2)           -14.31%     7.10%           8.79%+
---------------------------------------------------------------

(1)The performance data includes the performance of the Stepstone International Equity Fund for the period prior to its consolidation with the HighMark International Equity Fund on 4/25/97.

(2)The unmanaged Morgan Stanley Capital International Europe, Australasia and Far East Index reflects the performance of securities listed on stock exchanges in Europe, Australia and the Far East.

*Since 11/30/99.

+Since 2/28/95.

(a)Prior to 11/30/99, performance for Class A Shares is based on Fiduciary
Share performance. Fiduciary Shares, which were first offered 2/1/95, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b)Prior to 11/30/99, performance for Class B Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/1/95, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(c)Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/1/95, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

[QUESTION MARK ICON]   DID YOU KNOW?

AMERICAN DEPOSITORY RECEIPTS (ADRS) and GLOBAL DEPOSITORY RECEIPTS (GDRS) are foreign Shares of a company held by, respectively, a U.S. or a foreign bank that issues a receipt evidencing ownership.

PROSPECTUS


[DOLLAR SIGN ICON]   FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES
                                                                                          CLASS A   CLASS B    CLASS C
                                                                                          SHARES    SHARES     SHARES
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*      5.50%       0%         0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                0%        5.00%      1.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                     2.00%       0%         0%

ANNUAL FUND OPERATING EXPENSES
                                                                                          CLASS A   CLASS B    CLASS C
                                                                                          SHARES    SHARES     SHARES
Investment Advisory Fees                                                                   0.95%     0.95%      0.95%
Distribution (12b-1) Fees                                                                  0.25%     0.75%      1.00%
Other Expenses                                                                             0.68%     0.68%      0.43%
   TOTAL ANNUAL FUND OPERATING EXPENSES                                                    1.88%     2.38%      2.38%
Fee Waivers                                                                                0.15%      0%         0%
   NET EXPENSES+                                                                           1.73%     2.38%      2.38%

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.73% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses are expected to be less than the amount shown above because additional fees are to be waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

         Class A Shares:   1.71%
         Class B Shares:   2.36%
         Class C Shares:   2.36%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return, and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                        1 YEAR   3 YEARS    5 YEARS   10 YEARS
 CLASS A SHARES      $    716   $  1,095   $  1,497   $  2,618

 CLASS B SHARES
 If you do not sell
 your shares:        $    241   $    742   $  1,270   $  2,592

 If you sell your
 shares at the
 end of the period:  $    741   $  1,042   $  1,470   $  2,592

 CLASS C SHARES

 If you do not sell
 your shares:        $    241   $    742   $  1,270   $  2,716

 If you sell your
 shares at the
 end of the period:  $    341   $    742   $  1,270   $  2,716

PROSPECTUS
HIGHMARK EQUITY FUNDS

LARGE CAP VALUE FUND (FORMERLY, INCOME EQUITY FUND)

[AMPERSAND ICON]   FUND SUMMARY

INVESTMENT GOAL                 To seek total return on investment, with
                                dividend income as an important component of that return; a secondary goal is a low level of price volatility

INVESTMENT FOCUS                U.S. common stocks

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify undervalued stocks that pay
                                high dividends

SHARE PRICE VOLATILITY          Moderate

INVESTOR PROFILE                Investors seeking capital appreciation potential
                                with higher current income and lower volatility than the average stock fund

[QUOTATIONS ICON]   INVESTMENT STRATEGY

HighMark Large Cap Value Fund seeks total return on investment, with DIVIDEND income as an important component of that return. A secondary goal is to maintain a low level of price volatility.

To pursue its primary goal, the Fund invests mostly in dividend-paying stocks that the managers believe are undervalued or out-of-favor. Quantitative analysis is used to identify stocks that they believe are undervalued relative to the market and to the security's historic valuations. The managers then use a quantitative stock selection model based on earnings revisions and supplemental valuation measures to narrow the list of stocks to the most attractive. In-depth fundamental research confirms the value characteristics of individual stocks and evaluates the company's future prospects. The companies in which the Fund invests are generally mature, large-capitalization U.S. corporations.

The portfolio managers typically begin to pare down a position when the stock's price/book ratio is above the index average or is at the upper end of the stock's historic range. The managers may eliminate a stock from the Fund's portfolio if its long-term fundamentals become unfavorable.

Under normal circumstances, the Fund will invest at least 80% of its assets in LARGE CAPITALIZATION COMPANIES.

The Fund may invest in convertible bonds and other types of securities in addition to those described above. In an effort to preserve the value of your investment under volatile market conditions, the managers may invest more than 20% of the Fund's assets in very short-term debt obligations called money market securities. Such a strategy could make it more difficult for the Fund to achieve its goals.

For a more complete description of the securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINTS ICON]   WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings will decline in price because of a broad stock market decline. Stock markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The value of your investment will tend to increase or decrease in response to these movements.

INVESTMENT STYLE RISK: The possibility that the securities on which this Fund focuses--the stocks of undervalued, dividend-paying companies--will underperform other kinds of investments or market averages.

The Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and increase the amount of taxes that you pay.

For more information about these risks, please see "Glossary of Investment Risks" on page 46.

[AT SIGN ICON] PERFORMANCE
               INFORMATION

The bar chart and performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, THE FUND'S RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

1995         36.16%
1996         15.62%
1997         27.11%
1998         14.84%
1999          1.44%
2000         -0.17%

BEST QUARTER       WORST QUARTER
  16.69%             -11.17%
(12/31/98)          (9/30/99)

* THE PERFORMANCE INFORMATION ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS -20.88%.

[NUMBER SIGN ICON] FUND
                   INFORMATION

CLASS         CUSIP          TICKER
-----------------------------------
Class A     431114784         HMERX
Class B     431114537         HIEBX
Class C     431112861         HIECX

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00, TO THOSE OF THE S&P 500/BARRA VALUE INDEX AND THE S&P 500 INDEX.

                                                                    SINCE CLASS
                           1 YEAR   5 YEARS         10 YEARS         INCEPTION
-------------------------------------------------------------------------------
LARGE CAP VALUE FUND(1)
  Class A Shares
  (with a 5.50%
  sales charge)            -5.63%   10.06%(a)        13.45%(a)         12.96%*
-------------------------------------------------------------------------------
  Class B Shares
  (with applicable
  Contingent
  Deferred
  Sales Charge)            -5.49%   10.71%(b)        13.88%(b)         3.65%**
-------------------------------------------------------------------------------
  Class C Shares
  (with applicable
  Contingent Deferred
  Sales Charge)            -1.73%   11.33%(c)        14.08%(c)         0.58%***
-------------------------------------------------------------------------------
S&P 500/BARRA
  VALUE INDEX(2)            6.08%   16.81%           16.87%           16.09%+
-------------------------------------------------------------------------------
S&P 500 INDEX(3)           -9.11%   18.33%           17.45%           16.74%+
-------------------------------------------------------------------------------

(1) Performance data includes the performance of the IRA Fund Income Equity Portfolio for the period prior to its consolidation with the HighMark Large Cap Value Fund (formerly the HighMark Income Equity Fund) on 6/23/88.

(2) The unmanaged S&P 500/BARRA Value Index generally represents the performance of large value companies in the U.S. stock market.

(3) The unmanaged S&P 500 Index generally represents the performance of large companies in the U.S. stock market. The benchmark index for the Large Cap Value Fund has changed from the S&P 500 Index to the S&P 500/BARRA Value Index because the S&P 500/BARRA Value Index better represents the investment policies of the Fund for comparison purposes.

* Since 6/20/94.

** Since 2/2/98.

*** Since 11/30/99.

(a) Prior to 6/20/94, performance for Class A Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/9/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b) Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/9/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(c) Prior to 11/30/99, performance for Class C Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/9/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

+ Since 2/29/84.

                                                                     (continued)

[QUESTION MARK ICON] DID YOU KNOW?

A DIVIDEND is a distribution of corporate earnings to shareholders. The amount of the dividend is usually paid quarterly. Dividends must be declared as income in the year they are received.

LARGE CAPITALIZATION COMPANIES are those companies with market capitalizations within the range of those companies in the S&P 500 Index.

[DOLLAR SIGN ICON] FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES

                                            CLASS A     CLASS B   CLASS C
                                             SHARES     SHARES    SHARES
Maximum Sales Charge (Load) Imposed
on Purchase (as a percentage of offering
price)*                                       5.50%         0%        0%

Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)**           0%      5.00%     1.00%

Redemption Fee (as a percentage of
amount redeemed, if applicable)***               0%         0%        0%

ANNUAL FUND OPERATING EXPENSES

                                             CLASS A    CLASS B   CLASS C
                                             SHARES     SHARES    SHARES
Investment Advisory Fees                      0.60%      0.60%     0.60%
Distribution (12b-1) Fees                     0.25%      0.75%     1.00%
Other Expenses                                0.50%      0.50%     0.25%
  TOTAL ANNUAL FUND OPERATING EXPENSES        1.35%      1.85%     1.85%
Fee Waivers                                   0.15%         0%        0%
  NET EXPENSES+                               1.20%      1.85%     1.85%

* This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

** If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

*** Does not include any wire transfer fees, if applicable.

+ The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.20% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

Class A Shares:   1.18%
Class B Shares:   1.83%
Class C Shares:   1.83%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                         1 YEAR    3 YEARS    5 YEARS   10 YEARS
CLASS A SHARES            $666       $940      $1,235    $2,072

CLASS B SHARES

If you do not sell
your shares               $188       $582      $1,001    $2,039

If you sell your
shares at the
end of the period:        $688       $882      $1,201    $2,039

CLASS C SHARES
If you do not sell
your shares:              $188       $582      $1,001    $2,169

If you sell your
shares at the
end of the period:        $288       $582      $1,001    $2,169

SMALL CAP VALUE FUND

[AMPERSAND ICON] FUND SUMMARY

INVESTMENT GOAL                     To seek long-term capital appreciation
INVESTMENT FOCUS                    Stocks of small U.S. companies
PRINCIPAL INVESTMENT STRATEGY       Seeks undervalued small company stocks
SHARE PRICE VOLATILITY              Moderate to High
INVESTOR PROFILE                    Risk-tolerant investors seeking high
                                    long-term returns

[QUOTATIONS ICON] INVESTMENT STRATEGY

HighMark Small Cap Value Fund seeks to provide long-term capital appreciation. To pursue this goal, the Fund invests primarily in the stocks of SMALL-CAPITALIZATION U.S. companies that the portfolio managers believe are undervalued.

Under normal circumstances, the Fund will invest at least 80% of its assets in SMALL CAPITALIZATION companies.

The Fund's portfolio managers seek companies that they believe are both fundamentally strong and undervalued relative to current market averages and/or the stock's own historic norms. Of these, the managers favor companies exhibiting positive momentum in their share price or earnings.

In addition to those described above, the Fund may invest in other types of securities. In an effort to preserve the value of your investment under volatile market conditions, the managers may invest more than 20% of the Fund's assets in very short-term debt obligations called money market securities. Such a strategy could make it more difficult for the Fund to achieve its goals.

For a more complete description of the securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON] WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings may decline in price because of a broad stock market decline. Markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The value of your investment will tend to increase or decrease in response to these movements.

SMALL COMPANY RISK: Investing in smaller, lesser-known companies involves greater risk than investing in those that are more established. A small company's financial well-being may, for example, depend heavily on just a few products or services. In addition, investors may have limited flexibility to buy or sell small company stocks, as compared to those of larger firms.

INVESTMENT STYLE RISK: The possibility that the securities on which this Fund focuses--the stocks of small, undervalued U.S. companies--may underperform other kinds of investments or the market as a whole.

In addition, the Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay.

For more information about these risks, please see "Glossary of Investment Risks" on page 46.

                                                                  (continued)

[AT SIGN ICON] PERFORMANCE
               INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS THE PERFORMANCE OF THE FUND'S CLASS A SHARES FOR ITS FIRST FISCAL YEAR. IF SALES CHARGES HAD BEEN REFLECTED, RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

1999        20.20%
2000         1.71%

BEST QUARTER      WORST QUARTER
  19.43%             -6.80%
 (6/30/99)         (3/31/99)

* THIS PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS -12.37%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00 TO THOSE OF THE RUSSELL 2000 VALUE INDEX AND THE S&P 600/BARRA VALUE INDEX.

                                                    SINCE CLASS
                                         1 YEAR      INCEPTION
---------------------------------------------------------------
SMALL CAP VALUE FUND
Class A Shares
(with a 5.50% sales charge)               -3.90%      12.48%*
---------------------------------------------------------------
Class B Shares (with applicable
Contingent Deferred Sales Charge)         -3.33%      13.59%*
---------------------------------------------------------------
Class C Shares (with applicable
Contingent Deferred Sales Charge)          0.30%       8.94%**
---------------------------------------------------------------
RUSSELL 2000 VALUE INDEX(1)               22.83%      13.12%+
---------------------------------------------------------------
S&P SMALL CAP 600/BARRA VALUE
INDEX(2)                                  20.86%      16.44%+
---------------------------------------------------------------

(1) The unmanaged Russell 2000 Value Index is generally representative of the performance of those small capitalization U.S. companies in the Russell 2000 Index, with lower price to book ratios and lower forecasted growth values.

(2) The unmanaged S&P Small Cap 600/BARRA Value Index is generally representative of the performance of small capitalization U.S. companies making up the S&P Small Cap 600 Small Cap Index with a lower price to book ratio. The benchmark index for the Small Cap Value Fund has changed from the S&P Small Cap 600/BARRA Value Index to the Russell 2000 Value Index because the Russell 2000 Value Index better represents the investment policies of the Fund for comparison purposes.

* Since 9/17/98.

** Since 11/30/99.

+ Since 9/30/98.

[NUMBER SIGN ICON] FUND
                   INFORMATION

CLASS          CUSIP          TICKER
Class A     431112200         HASVX
Class B     431112309         HBSVX
Class C     431112820         HSVCX

[QUESTION MARK ICON] DID YOU KNOW?

SMALL CAPITALIZATION STOCKS are those issued by companies with market capitalizations within the range of those in the Russell 2000 Index

[DOLLAR SIGN ICON] FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES

                                            CLASS A     CLASS B     CLASS C
                                            SHARES      SHARES      SHARES
Maximum Sales Charge (Load) Imposed
on Purchase (as a percentage of offering
price)*                                      5.50%          0%          0%

Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)**          0%       5.00%       1.00%

Redemption Fee (as a percentage of
amount redeemed, if applicable)***              0%          0%          0%

ANNUAL FUND OPERATING EXPENSES

                                            CLASS A     CLASS B     CLASS C
                                            SHARES      SHARES      SHARES
Investment Advisory Fees                     1.00%       1.00%       1.00%
Distribution (12b-1) Fees                    0.25%       0.75%       1.00%
Other Expenses                               0.62%       0.62%       0.37%
  TOTAL ANNUAL FUND OPERATING EXPENSES       1.87%       2.37%       2.37%
Fee Waivers                                  0.15%          0%          0%
  NET EXPENSES+                              1.72%       2.37%       2.37%

* This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

** If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

*** Does not include any wire transfer fees, if applicable.

+ The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.72% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

Class A Shares:   1.70%
Class B Shares:   2.35%
Class C Shares:   2.35%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                           1 YEAR     3 YEARS     5 YEARS    10 YEARS
CLASS A SHARES              $715       $1,029      $1,492     $2,608

CLASS B SHARES

If you do not sell
your shares:                $240         $739      $1,265     $2,582

If you sell your
shares at the
end of the period:          $740       $1,039      $1,465     $2,582

CLASS C SHARES
If you do not sell
your shares:                $240         $739      $1,265     $2,720

If you sell your
shares at the
end of the period:          $340         $739      $1,265     $2,720

PROSPECTUS
HIGHMARK EQUITY FUNDS
VALUE MOMENTUM FUND

[AMPERSAND ICON]   FUND SUMMARY

INVESTMENT GOAL                 To seek long-term capital growth; current income
                                is a secondary objective

INVESTMENT FOCUS                U.S. common stocks

PRINCIPAL INVESTMENT STRATEGY   Seeks undervalued stocks showing signs of
                                improved momentum

SHARE PRICE VOLATILITY          Moderate

INVESTOR PROFILE                Investors seeking the potential for a long-term
                                increase in the value of their investment with capital appreciation at potentially lower volatility than the average stock fund

[QUOTATIONS ICON]    INVESTMENT STRATEGY

The Value Momentum Fund seeks long-term capital growth with a secondary objective of income. To pursue this goal, the Fund invests primarily in U.S. stocks that the portfolio managers believe to be undervalued.

The managers emphasize a value-oriented approach to selecting stocks for the Fund's portfolio. They first identify stocks that they believe are undervalued relative to the market and to the security's historic valuation. The managers then screen these stocks for positive price or earnings momentum. The Fund generally will invest in companies with a MEDIUM TO LARGE MARKET CAPITALIZATION and a majority of them will pay dividends.

In addition to U.S. common stocks, the Fund may invest in other types of securities. In an effort to preserve the value of your investment under volatile market conditions, the portfolio managers may invest more than 35% of the Fund's assets in very short-term debt obligations called money market securities. In these and other cases, the Fund may not achieve its total return and income objectives.

For a more complete description of the securities the Fund invests in, please see "Investment Practices" on page 41.

[EXCLAMATION POINT]   WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

MARKET RISK: The possibility that the Fund's stock holdings will decline in price because of broad stock market declines. Stock markets generally move in cycles, with periods of either rising or falling prices. The value of your investment will tend to go up or down in response to these movements.

INVESTMENT STYLE RISK: The possibility that the securities on which this Fund focuses-the stocks of mid-size to large undervalue U.S. companies-may under perform other kinds of investments or the market as a whole.

In addition, the Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay. For more information about these risks, please see "Glossary of Investment Risks" on page 46.

PROSPECTUS

[AT SIGN ICON]    PERFORMANCE
                  INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

[EDGAR REPRESENTATION OF PLOT POINTS FOR GRAPHIC]

           1993         12.67%
           1994         -1.92%
           1995         38.66%
           1996         25.33%
           1997         30.40%
           1998          9.43%
           1999         12.50%
           2000          1.53%

         BEST QUARTER      WORST QUARTER
            17.99%            -14.09%
          (12/31/98)         (9/30/98)

*THIS PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS -14.47%.

[NUMBER SIGN]   FUND INFORMATION

         CLASS     CUSIP        TICKER
         -----------------------------
         Class A   431114628     HMVLX

         Class B   431114529     HVMBX

         Class C   431112812     HVMCX

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00 TO THOSE OF THE S&P 500 INDEX.

                                                       SINCE CLASS
                           1 YEAR    5 YEARS           INCEPTION
VALUE MOMENTUM FUND(1)
Class A Shares
 (with a 5.50%
 sales charge)            -4.07%      14.05%            14.60%*

 Class B Shares
 (with applicable
 Contingent Deferred
 Sales Charge)            -3.90%      14.76%(a)          5.61%**

 Class C Shares
 (with applicable
 Contingent Deferred
 Sales Charge)            -0.06%      15.42%(b)          4.82%***

S&P 500 INDEX(2)          -9.11%      18.33%            16.44%+

(1)The performance data includes the performance of the Stepstone Value Momentum Fund for the period prior to its consolidation with the HighMark Value Momentum Fund on 4/25/97.

(2)The unmanaged S&P 500 Index is generally representative of the performance of large companies in the U.S. stock market.

*Since 4/2/92.

**Since 2/2/98.

***Since 11/30/99.

(a)Prior to 2/2/98, performance for Class B Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/1/91, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b)Prior to 11/30/99, performance for Class C Shares is based on Fiduciary
Share performance. Fiduciary Shares, which were first offered 2/1/91, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class C Shares, but does not reflect Class C Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

+Since 2/28/91.

                                                                     (CONTINUED)

[QUESTION MARK]  DID YOU KNOW?

Companies are considered to have a MEDIUM MARKET CAPITALIZATION if their capitalization is within the range of those companies in the S&P 400 Mid-Cap Index. Companies are considered to have a LARGE MARKET CAPITALIZATION if their capitalization is within the range of those companies in the S&P 500 Index

PROSPECTUS
HIGHMARK EQUITY FUNDS
VALUE MOMENTUM FUND (CONTINUED)

[DOLLAR SIGN ICON]    FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES
                                                                                         CLASS A    CLASS B    CLASS C
                                                                                         SHARES     SHARES     SHARES
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*      5.50%       0%         0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                0%        5.00%      1.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                      0%         0%         0%

ANNUAL FUND OPERATING EXPENSES
                                                                                         CLASS A    CLASS B    CLASS C
                                                                                         SHARES     SHARES     SHARES
Investment Advisory Fees                                                                  0.60%      0.60%      0.60%
Distribution (12b-1) Fees                                                                 0.25%      0.75%      1.00%
Other Expenses                                                                            0.50%      0.50%      0.25%
   TOTAL ANNUAL FUND OPERATING EXPENSES                                                   1.35%      1.85%      1.85%
Fee Waivers                                                                               0.15%       0%         0%
   NET EXPENSES+                                                                          1.20%      1.85%      1.85%

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 1.20% for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

         Class A Shares:   1.18%
         Class B Shares:   1.83%
         Class C Shares:   1.83%

EXAMPLE

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                      1 YEAR     3 YEARS    5 YEARS   10 YEARS
CLASS A SHARES       $    666   $    940   $  1,235   $  2,072

CLASS B SHARES
If you do not sell
your shares:         $    188   $    582   $  1,001   $  2,039

If you sell your
shares at the
end of the period:   $    688   $    882   $  1,201   $  2,039

CLASS C SHARES
If you do not sell
your shares:         $    188   $    582   $  1,001   $  2,169

If you sell your
shares at the
end of the period:   $    288   $    582   $  1,001   $  2,169

PROSPECTUS
HIGHMARK FIXED-INCOME FUNDS
BOND FUND

[AMPERSAND ICON]    FUND SUMMARY

INVESTMENT GOAL                 To seek total return through investments in
                                fixed-income securities

INVESTMENT FOCUS                U.S. government obligations, corporate debt
                                securities, mortgage and other asset-backed securities

PRINCIPAL INVESTMENT STRATEGY   Focuses on sectors of the bond market that the
                                portfolio managers believe are undervalued

SHARE PRICE VOLATILITY          Moderate

INVESTOR PROFILE                Investors willing to accept the risk of a
                                moderate amount of fluctuation in the value of their investment for the benefit of a higher total return potential

[QUOTATIONS ICON]    INVESTMENT STRATEGY

HighMark Bond Fund seeks to provide total return through investments in fixed-income securities. To pursue this goal, the Fund invests primarily in bonds which include:

- Debt obligations issued or guaranteed by the U.S. government or its agencies.

- Corporate debt securities issued by U.S. or foreign companies that nationally recognized rating agencies such as Moody's or Standard & Poor's recognize as investment-grade.

- Investment-grade bonds backed by the interest and principal payments of various types of mortgages, known as mortgage-backed securities.

- Investment-grade bonds backed by the interest and principal payments on loans for other types of assets, such as automobiles, houses, or credit cards, known as asset-backed securities.

Under normal circumstances, the Fund will invest at least 80% of its assets in bonds.

The Fund may also invest up to 10% of its assets in issues which are rated below BBB but have a minimum rating of B by Moody's and/or S&P at the time of investment.

In addition to these, the Fund may invest in other types of debt securities. In an effort to preserve the value of your investment under volatile market conditions, the portfolio managers also may invest more than 20% of the Fund's assets in very short-term investments called money market securities. Such a defensive strategy could make it more difficult for the Fund to achieve its income and total return objectives.

The Fund will maintain an average DURATION of between 3 and 6 years, which the managers expect to be within one year of the duration of the Lehman Brothers Aggregate Bond Index.

The portfolio managers consider several factors when selecting securities for the Fund's portfolio, including:

-    An assessment of the future level of interest rates and inflation

-    Expectations for U.S. and global economic growth

-    Relative yields among securities in various market sectors

- The yield to maturity, quality, liquidity and capital appreciation potential of individual securities

The Fund managers also consider the current state of a bond's issuer and the possibility that an improvement or deterioration in its financial health may result in, respectively, an upgrade or downgrade of the issuer's credit rating. The portfolio managers may continue to hold a bond that has been downgraded if they believe it is in the best interest of the Fund's shareholders.

For a more complete description of the various securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON]   WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks:

INTEREST RATE RISK: The possibility that the value of the Fund's investments will decline due to an increase in interest rates or that the Fund's yield will decrease due to a decrease in interest rates.

CREDIT RISK: The possibility that a bond issuer cannot make timely interest and principal payments on its bonds. The lower a bond's rating, the greater its credit risk.

PREPAYMENT/CALL RISK: If a significant number of the mortgages underlying a mortgage-backed bond are refinanced, the bond may be "prepaid." Call risk is the possibility that, during periods of declining interest rates, a bond issuer will "call"--or repay--higher-yielding bonds before their stated maturity date. In both cases, investors receive their principaL back and are typically forced to reinvest it in bonds that pay lower interest rates. Rapid changes in prepayment and call rates can cause bond prices and yields to be volatile.

If the Fund invests in securities with additional risks, its share-price volatility accordingly could be greater and its performance lower. The Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay. For more information about these risks, please see "Glossary of Investment Risks" on page 46.

                                                                     (CONTINUED)

PROSPECTUS
HIGHMARK FIXED-INCOME FUNDS
BOND FUND (CONTINUED)


[AT SIGN ICON]   PERFORMANCE
                 INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, ITS RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

[EDGAR RERPESENTATION OF PLOT POINTS IN GRAPHIC]

           1995         18.79%
           1996          2.59%
           1997          9.17%
           1998          8.45%
           1999         -1.83%
           2000         10.82%

         BEST QUARTER      WORST QUARTER
            6.31%             -2.53%
          (6/30/95)          (3/31/96)

*THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS 7.99%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00, TO THOSE OF THE LEHMAN BROTHERS U.S. AGGREGATE BOND INDEX.

                                                                             SINCE CLASS
                              1 YEAR         5 YEARS       10 YEARS           INCEPTION
BOND FUND(1)
  Class A Shares (with
  a 3.25% sales charge)       7.21%          5.03%          6.58%(a)            6.41%*

  Class B                     5.66%(b)       5.35%(b)       6.99%(b)           -3.06%**

LEHMAN BROTHERS
U.S. AGGREGATE BOND
INDEX(2)                     11.63%          6.46%          7.96%               9.70%+

(1)Performance data includes the performance of the IRA Fund Bond Portfolio for the period prior to its consolidation with the HighMark Bond Fund on 6/23/88.

(2)The unmanaged Lehman Brothers U.S. Aggregate Bond Index is generally representative of the bond market as a whole.

*Since 6/20/94.

**Cumulative Since 11/30/00.

(a)Prior to 6/20/94, performance for Class A Shares is based on Fiduciary Share performance. Fiduciary Shares, which were first offered 2/15/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b)Prior to 11/30/00, performance for Class B Shares is based on Fiduciary
Share performance. Fiduciary Shares, which were first offered 2/15/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B `Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

+Since 2/29/84.

[NUMBER SIGN ICON]   FUND INFORMATION

         CLASS     CUSIP        TICKER
         -----------------------------
         Class A   431114743     HMRBX

         Class B   431112747     HBDBX

[QUESTION MARK ICON]   DID YOU KNOW?

One of the most significant factors affecting the performance of a bond fund is the rise and fall of interest rates. When interest rates rise, a bond's value generally declines. When interest rates fall, its value generally increases. As a result, the greater a fund's exposure to interest rates, the greater its risk and return potential.

DURATION is an indication of how sensitive a bond or mutual fund portfolio may be to changes in interest rates. Generally speaking, the longer a fund's duration, the more dramatically it will react to interest rate fluctuations and the greater its long-term risk/return potential. Due to their high yields, non-investment grade bonds are typically less sensitive to interest rates than investment grade bonds.

PROSPECTUS

[DOLLAR SIGN ICON]   FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES
                                                                                          CLASS A   CLASS B
                                                                                          SHARES    SHARES
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*       3.25%      0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                 0%       5.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                       0%        0%

ANNUAL FUND OPERATING EXPENSES
                                                                                          CLASS A   CLASS B
                                                                                          SHARES    SHARES
Investment Advisory Fees                                                                   0.50%    0.50%
Distribution (12b-1) Fees                                                                  0.25%    0.75%
Other Expenses                                                                             0.51%    0.51%+
  TOTAL ANNUAL FUND OPERATING EXPENSES                                                     1.26%    1.76%
Fee Waivers                                                                                0.49%     0%
  NET EXPENSES+                                                                            0.77%    1.76%

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+Because Class B Shares are new, other expenses for Class B Shares are based on estimated amounts for the current fiscal year.

+The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares from exceeding 0.77% for the period beginning November 30, 2001and ending on November 29, 2002 The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

         Class A Shares:   0.75%

         Class B Shares:   1.73%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return, and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                          1 YEAR   3 YEARS  5 YEARS  10 YEARS
CLASS A SHARES             $401     $665     $949    $1,756

CLASS B SHARES
If you do not sell
your shares:               $179     $554     $954    $1,942

If you sell your
shares at the
end of the period:         $679     $854    $1,154   $1,942

PROSPECTUS
HIGHMARK FIXED-INCOME FUNDS
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

[AMPERSAND ICON]   FUND SUMMARY

INVESTMENT GOAL                 To seek high current income that is exempt from
                                federal and California state income taxes

INVESTMENT FOCUS                California municipal securities

PRINCIPAL INVESTMENT STRATEGY   Invests primarily in investment grade California
                                municipal securities

SHARE PRICE VOLATILITY          Low to Moderate

INVESTOR PROFILE                California residents seeking income exempt from
                                federal and state income taxes

[QUOTATIONS ICON]   INVESTMENT STRATEGY

HighMark California Intermediate Tax-Free Bond Fund seeks high current income that is exempt from federal and State of California income taxes. To pursue this goal, the Fund invests primarily in INVESTMENT-GRADE MUNICIPAL BONDS and notes that are tax-exempt in California.

Under normal circumstances, the Fund will invest at least 80% of its assets in bonds the income from which is exempt from both federal and California income tax. This policy is fundamental and will not be changed without shareholder approval.

Although the Fund will invest primarily in California municipal bonds, it may also invest in municipal bonds from other states, territories and possessions of the United States if the income from these bonds is exempt from U.S. federal income taxes. In addition, the Fund may invest in Shares of money market funds and other investment companies that have similar investment objectives.

Under certain conditions, the Fund may temporarily invest more than 20% of its assets in bonds not exempt from federal or California state taxes, which would make it more difficult for the Fund to achieve its goals. Investors who may be subject to the alternative minimum tax (AMT) should note that the portfolio managers will invest at least 80% of the Fund's assets in bonds that pay interest exempt from the AMT under normal circumstances.

The Fund expects to maintain an average portfolio maturity of between 3 and 10 years.

In selecting bonds for the Fund's portfolio, the portfolio managers consider factors such as:

-    The potential direction of interest rate changes.

- Their expectations for the U.S. economy in general and California's economy in particular.

-    The credit rating and stability of the issuers.

For a more complete description of the various securities in which the Fund can invest, please see "Investment Practices" on page 41.

[EXCLAMATION POINT ICON]    WHAT ARE THE MAIN RISKS OF INVESTING IN THIS FUND?

Your investment in the Fund may be subject to the following risks.

STATE SPECIFIC RISK: By concentrating its investments in California, the Fund may be more vulnerable to unfavorable developments in that state than funds that are more geographically diversified.

INTEREST RATE RISK: The possibility that the value of the Fund's investments will decline due to an increase in interest rates or that the Fund's yield will decrease due to a decrease in interest rates.

CREDIT RISK: The possibility that a bond issuer cannot make timely interest and principal payments on its bonds. The lower a bond's rating, the greater its credit risk.

PREPAYMENT/CALL RISK: If a significant number of the mortgages underlying a mortgage-backed bond are refinanced, the bond may be "prepaid." Call risk is the possibility that, during periods of declining interest rates, a bond issuer will "call"--or repay--higher-yielding bonds before their stated maturity date. In both cases, investors receive their principal back and are typically forced to reinvest it in bonds that pay lower interest rates. Rapid changes in prepayment and call rates can cause bond prices and yields to be volatile.

If the Fund invests in securities with additional risks, its share-price volatility accordingly could be greater and its performance lower. The Fund may trade securities actively, which could increase its transaction costs and thereby lower its performance.

For more information about these risks, please see "Glossary of Investment Risks" on page 46.

PROSPECTUS

[AT SIGN ICON]   PERFORMANCE
                 INFORMATION

The bar chart and performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARE FROM YEAR TO YEAR. IF SALES CHARGES HAD BEEN REFLECTED, THE FUND'S RETURNS WOULD BE LESS THAN THOSE SHOWN BELOW.*

[EDGAR REPRESENTATION OF PLOT POINTS IN GRAPHIC]

          1994        -8.32%
          1995        18.52%
          1996         4.16%
          1997         7.50%
          1998         6.34%
          1999        -0.66%
          2000         8.81%

          BEST QUARTER      WORST QUARTER
              8.72%             -6.86%
            (3/31/95)          (3/31/94)

*THE PERFORMANCE INFORMATION ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S TOTAL RETURN FROM 1/1/2001 TO 9/30/2001 WAS 5.64%.

[NUMBER SIGN ICON]  FUND INFORMATION

         CLASS     CUSIP             TICKER
         ----------------------------------
         Class A   431114578         HMCIX

         Class B   431112796         HCABX

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDING 12/31/00 TO THOSE OF THE LEHMAN BROTHERS 7-YEAR MUNICIPAL BOND INDEX.

                                                              SINCE CLASS
                                  1 YEAR      5 YEARS          INCEPTION

CALIFORNIA
INTERMEDIATE
TAX-FREE BOND FUND(1)
  Class A Shares (with 3.25%
  sales charge)                   5.23%      4.48%(a)          4.32%*
-----------------------------------------------------------------------
Class B Shares
(with applicable
Contingent Deferred
Sales Charge)                     2.74%      4.64%(b)          2.57%**
-----------------------------------------------------------------------
LEHMAN BROTHERS
7-YEAR MUNICIPAL
BOND INDEX(2)                     9.09%      5.40%             5.40%+
-----------------------------------------------------------------------

(1)Performance data includes the performance of the Stepstone California Intermediate Tax-Free Bond Fund for the period prior to its consolidation with the HighMark California Intermediate Tax-Free Bond Fund on 4/25/97.

(2)The unmanaged Lehman Brothers 7-Year Municipal Bond Index comprises intermediate-term, investment grade tax-exempt bonds with maturities between 6 and 8 years.

*Since 10/15/93.

**Since 11/30/99.

(a)Prior to 11/30/99, performance for Class A Shares is based on Fiduciary
Share performance. Fiduciary Shares, which were first offered 2/15/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the sales charge applicable to Class A Shares, but does not reflect Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

(b)Prior to 11/30/99, performance for Class B Shares is based on Fiduciary
Share performance. Fiduciary Shares, which were first offered 2/15/84, are not offered in this prospectus; however, because they are invested in the same portfolio of securities, annual returns for the two classes would be substantially similar. The performance of the Fiduciary Shares has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

+Since 10/31/93.

[QUESTION MARK ICON]   DID YOU KNOW?

One of the most significant factors affecting the performance of a bond fund is the rise and fall of interest rates. When interest rates rise, a bond's value generally declines. When interest rates fall, its value generally increases. As a result, the greater a fund's exposure to interest rates, the greater its risk and return potential.

DURATION is an indication of how sensitive a bond or mutual fund portfolio may be to changes in interest rates. Generally speaking, the longer a fund's duration, the more dramatically it will react to interest rate fluctuations and the greater its long-term risk/return potential. Due to their high yields, non-investment grade bonds are typically less sensitive to interest rates than investment grade bonds.

MUNICIPAL BONDS are issued by California and other states, cities and municipalities to help finance utilities, schools, public works projects and facilities, among other things. Additionally, the Fund will invest at least 80% of its assets in investment-grade bonds.

INVESTMENT-GRADE BONDS are generally those whose issuers are considered to have fairly solid financial health by nationally recognized rating agencies such as Standard & Poor's.

PROSPECTUS
HIGHMARK FIXED-INCOME FUNDS
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (CONTINUED)

[DOLLAR SIGN ICON]   FEES AND EXPENSES

The following tables describe the fees and expenses you would pay if you buy and hold Fund Shares. The first table describes the fees that you would pay directly from your investment if you purchased or sold Fund Shares. The second table describes the expenses you would pay indirectly if you held Fund Shares.

SHAREHOLDER FEES
                                                                                          CLASS A     CLASS B
                                                                                          SHARES      SHARES
Maximum Sales Charge (Load) Imposed on Purchase (as a percentage of offering price)*      3.25%         0%
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)**                0%          5.00%
Redemption Fee (as a percentage of amount redeemed, if applicable)***                      0%           0%

ANNUAL FUND OPERATING EXPENSES
                                                                                          CLASS A     CLASS B
                                                                                          SHARES      SHARES
Investment Advisory Fees                                                                  0.50%       0.50%
Distribution (12b-1) Fees                                                                 0.25%       0.75%
Other Expenses                                                                            0.51%       0.51%
  TOTAL ANNUAL FUND OPERATING EXPENSES                                                    1.26%       1.76%
Fee Waivers                                                                               0.77%       0.27%
  NET EXPENSES+                                                                           0.49%       1.49%

*This sales charge varies depending upon how much you invest. See "How Sales Charges Are Calculated."

**If you sell Class A Shares within one year of buying them and you purchased those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%. See "How Sales Charges are Calculated."

***Does not include any wire transfer fees, if applicable.

+The Fund's Adviser has agreed to contractually waive fees or reimburse expenses in order to keep total operating expenses for Class A Shares and Class B Shares from exceeding 0.49% and 1.49%, respectively, for the period beginning November 30, 2001 and ending on November 29, 2002. The Fund's total actual operating expenses for the most recent fiscal year were less than the amount shown above because additional fees were waived or reimbursed in order to keep total operating expenses at a specified level for all Share classes. These voluntary waivers or reimbursements may be discontinued at any time. With these fee waivers, the Fund's actual operating expenses are expected to be as follows:

         Class A Shares:   0.47%
         Class B Shares:   1.47%

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, that each year your investment has a 5% return and that the Fund's expenses remain the same.

Although your actual costs and returns may be different, your approximate costs of investing $10,000 in the Fund would be:

                          1 YEAR   3 YEARS  5 YEARS  10 YEARS
CLASS A SHARES             $373     $638     $922    $1,732

CLASS B SHARES
If you do not sell
your shares:               $152     $528     $929    $1,919

If you sell your
shares at the
end of the period:         $652     $828    $1,129   $1,919

PROSPECTUS

SHAREOWNER GUIDE -
HOW TO INVEST IN THE
HIGHMARK FUNDS

Before you invest, we encourage you to carefully read the Fund profiles included in this prospectus and consider which Funds are appropriate for your particular financial situation, risk tolerance and goals. As always, your financial representative can provide you with valuable assistance in making this decision. He or she can also help you choose which of the Fund share classes we offer is right for you.

CHOOSING A SHARES CLASS

HighMark Funds offers different classes of Fund Shares, each of which has different expenses and other characteristics. Three classes of Fund SharesClasses A, B and Care offered in this prospectus. To choose the one that is best suited to your needs and goals, consider the amount of money you want to invest, how long you expect to invest it and whether you plan to make additional investments. The following are some of the main differences between HighMark's Class A, Class B and Class C Shares:

CLASS A

-    Front-end sales charges, as described below.

-    Distribution and service (12b-1) fees of 0.25%.

-    Offered by:
     Balanced Fund
     Core Equity Fund
     Growth Fund
     International Equity Fund
     Large Cap Value Fund
     Small Cap Value Fund
     Value Momentum Fund
     Bond Fund
     California Intermediate Tax-Free Bond Fund

- Because Class A Shares will normally be the better choice if your investment qualifies for a reduced sales charge:

     - Orders for Class B Shares for $250,000 or more normally should be placed as orders for Class A Shares.

     - Orders for Class C Shares for $1 million or more normally should be placed as orders for Class A Shares.

     - Orders for Class B Shares or Class C Shares by an investor eligible to purchase Class A Shares without a front-end sales charge normally should be placed as orders for Class A Shares.

CLASS B

-    No front-end sales charge.

-    Distribution and service (12b-1) fees of 0.75%.

-    A deferred sales charge, as described below.

- Automatic conversion to Class A Shares after eight years, thus reducing future annual expenses.

-    Offered by:
     Balanced Fund
     Core Equity Fund
     Growth Fund
     International Equity Fund
     Large Cap Value Fund
     Small Cap Value Fund
     Value Momentum Fund
     Bond Fund
     California Intermediate Tax-Free Bond Fund

CLASS C

-    No front-end sales charge.

-    Distribution and service (12b-1) fees of 1.00%.

-    A deferred sales charge, as described below.

- No automatic conversion to Class A Shares, so annual expenses continue at the Class C level throughout the life of your investment.

-    Offered by:
     Balanced Fund
     Growth Fund
     International Equity Fund
     Large Cap Value Fund
     Small Cap Value Fund
     Value Momentum Fund

FOR THE ACTUAL PAST EXPENSES OF EACH SHARE CLASS, SEE THE INDIVIDUAL FUND PROFILES EARLIER IN THIS PROSPECTUS.

BECAUSE 12b-1 FEES ARE PAID ON AN ONGOING BASIS, CLASS B AND CLASS C SHAREHOLDERS COULD END UP PAYING MORE EXPENSES OVER THE LONG TERM THAN IF THEY HAD PAID A SALES CHARGE ON THEIR INITIAL INVESTMENT.

FOR INSTITUTIONAL INVESTORS ONLY: THE FUNDS ALSO OFFER FIDUCIARY CLASS SHARES, WHICH HAVE THEIR OWN EXPENSE STRUCTURE. FIDUCIARY CLASS SHARES ARE AVAILABLE ONLY TO FINANCIAL INSTITUTIONS, FIDUCIARY CLIENTS OF UNION BANK OF CALIFORNIA, N.A., AND CERTAIN OTHER QUALIFIED INVESTORS. CALL US AT 1-800-433-6884 FOR MORE DETAILS.

FOR PURCHASES OF $1 MILLION OR GREATER, THE SALES CHARGE FOR CLASS A SHARES IS WAIVED. AS A RESULT, IF YOU ARE MAKING AN INITIAL INVESTMENT OF $1 MILLION OR MORE, THE LOWER OPERATING EXPENSES OF CLASS A SHARES MAY MAKE THEM A BETTER CHOICE FOR YOU THAN CLASS B OR CLASS C SHARES.

PROSPECTUS
HIGHMARK FUNDS

HOW SALES CHARGES ARE CALCULATED

CLASS A SHARES: FRONT-END SALES CHARGE

EQUITY FUNDS

                          AS A              AS A
                      PERCENTAGE OF     PERCENTAGE OF
YOUR INVESTMENT       OFFERING PRICE    YOUR INVESTMENT
0 - $49,999                5.50%            5.82%
$50,000 - $99,999          4.50%            4.71%
$100,000 - $249,999        3.75%            3.90%
$250,000 - $499,999        2.50%            2.56%
$500,000 - $999,999        2.00%            2.04%
$1,000,000 and Over        0.00%*           0.00%

*If you sell Class A Shares within one year of buying them and you bought those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 1.00%.

FIXED-INCOME FUNDS

                             AS A             AS A
                        PERCENTAGE OF     PERCENTAGE OF
YOUR INVESTMENT         OFFERING PRICE    YOUR INVESTMENT
0 - $99,999                 3.25%              3.36%
$100,000 - $249,999         2.75%              2.83%
$250,000 - $499,999         2.25%              2.30%
$500,000 - $999,999         1.75%              1.78%
$1,000,000 and Over         0.00%*             0.00%

*If you sell Class A Shares within one year of buying them and you bought those Shares without a sales charge because your initial investment was $1 million or greater, you must pay a Contingent Deferred Sales Charge of 0.50%.

CLASS B AND CLASS C SHARES:
CONTINGENT DEFERRED SALES CHARGE

Class B Shares and Class C Shares are available at their net asset value per share, without any initial sales charge. If you sell Class B Shares within six years of buying them or Class C Shares within one year of buying them, you must pay what is known as a "contingent deferred sales charge" (CDSC). As the tables below show, the CDSC declines over time and is based on either the original cost you paid for the Shares or their current market value, whichever is less. We do not impose a CDSC on Shares you may have acquired by reinvesting your dividends or capital gains distributions.

THE CDSC ARE AS FOLLOWS:

CLASS B SHARES

IF SOLD WITHIN    CDSC ON SHARES BEING SOLD
1st year                      5.00%
2nd year                      4.00%
3rd or 4th year               3.00%
5th year                      2.00%
6th year                      1.00%
7th and 8th year              0%

CLASS C SHARES

IF SOLD WITHIN    CDSC ON SHARES BEING SOLD
1st year                      1.00%
After 1st year                0%

Class B Shares will automatically convert to Class A Shares after eight years. Class C Shares do not convert to Class A Shares.

In addition, we calculate any CDSC you may owe by considering the number of Shares you are selling, not the value of your account. To keep your CDSC as low as possible, each time you ask us to sell Shares we will first sell any Shares in your account that carry no CDSC. If there are not enough of these to meet your request, we will sell those Shares that have the lowest CDSC next.

CLASS C SHARES

Even though there is no front-end sales charge, the Distributor pays a commission equal to 1% of your purchase to your broker or financial institution. The Distributor receives any CDSC imposed when you sell your Class C Shares.

REPURCHASE OF CLASS A SHARES

You may purchase any amount of Class A Shares of any Fund at NAV (without the normal front-end sales charge), up to the limit of the value of any amount of Class A Shares (other than those which were purchased with reinvested dividends and distributions) that you redeemed within the past 30 days. In effect, this allows you to reacquire Shares that you may have had to redeem, without re-paying the front-end sales charge. To exercise this privilege , we must receive your purchase order within 30 days of your redemption. In addition, you must notify us when you send in your purchase order that you are repurchasing shares.

SALES CHARGE REDUCTIONS AND WAIVERS

REDUCING YOUR CLASS A SALES CHARGES. You can combine multiple purchases of Class A Shares in several ways to qualify for reduced sales charges. Notify us at the time of your purchase if you believe you qualify for a reduced sales charge for any of the following reasons:

- RIGHT OF ACCUMULATION PRIVILEGE: You may combine the value of Class A Shares you are presently buying with the current value of any Class A Shares you bought previously for: (1) your account; (2) your spouse's account; (3) a joint account with your spouse; or (4) your minor children's trust or custodial accounts. A fiduciary who is purchasing Shares for the same fiduciary account, trust or estate may also use this right of accumulation.

- COMBINATION PRIVILEGE: You may combine your investment in Class A Shares of several HighMark Funds sold subject to a comparable sales charge to qualify for the reduced sales charge.

- LETTER OF INTENT: If you plan to invest in Class A Shares of a HighMark Fund and, within a 13-month period, make additional investments in Class A Shares of that Fund or

PROSPECTUS

     another HighMark Fund, you may be able to receive a reduced sales charge on your cumulative investment. To take advantage of this privilege, you must start with a minimum initial investment of 5% of the total amount and inform us in writing within 90 days of your initial purchase. Be sure to notify us again when you make additional investments in another HighMark Fund.

REDUCTIONS FOR QUALIFIED GROUP(S). If you are investing with, or on behalf of, a group, your combined purchases of Class A Shares may be eligible for a reduced sales charge through the accumulation and combination privileges described above. Each investor will retain an individual account.

CONTACT YOUR FINANCIAL REPRESENTATIVE OR THE DISTRIBUTOR TO FIND OUT HOW TO QUALIFY, OR CONSULT THE STATEMENT OF ADDITIONAL INFORMATION (SEE THE BACK COVER OF THIS PROSPECTUS FOR CONTACT INFORMATION).

FRONT-END SALES CHARGE WAIVERS: The front-end sales charge will be waived on Class A Shares bought:

(1)  Through reinvestment of dividend and capital gain distributions.

(2) By investment companies advised by HighMark Capital Management, Inc., Union Bank of California, N.A., or their affiliates; or distributed by SEI Investments Distribution Co. or their affiliates placing orders on each entity's behalf.

(3)  By state and local governments.

(4) By individuals rolling over distributions received from employee benefit trust accounts administered by Union Bank of California into an individual retirement account administered by the Bank, or for which the Bank serves as trustee or custodian. Future purchases will be subject to the appropriate sales charge.

(5) By individuals investing the proceeds from a required minimum distribution at age 70 1/2 from their employee benefit qualified plan or an individual retirement account administered by Union Bank of California.

(6) By individuals investing proceeds received in connection with a distribution paid from a Union Bank of California trust or agency account.

(7) By investment advisers or financial planners regulated by a federal or state governmental authority who are purchasing Class A Shares for their own account or for an account for which they are authorized to make investment decisions (i.e., a discretionary account) and who charge a management, consulting or other fee for their services; and clients of such investment advisers or financial planners who place trades for their own accounts, if the accounts are linked to the master account of the investment adviser or financial planner on the books and records of a broker or agent.

(8) By individuals who purchase Shares with redemption proceeds (but only to the extent of such redemption proceeds) from another mutual fund (other than HighMark Funds) within 30 days of such redemption, provided that, the individuals paid a sales charge on the original shares redeemed. If you believe you qualify for this exemption, you must notify us at the time you purchase Class A Shares and provide us with evidence such as a confirmation of your share redemption.

(9) By brokers, dealers and agents (as well as their employees, spouses and children under the age of 21) who have a sales agreement with the Distributor and are purchasing Class A Shares for their own account.

(10) By individuals buying Class A Shares on behalf of a qualified prototype retirement plan (other than an IRA, SEP-IRA or Keogh).

(11) By sponsors of a unit investment trust (UIT) who are buying Class A Shares of HighMark Growth Fund for deposit into the UIT. This exception may also apply to you if you hold a UIT and invest distributions you receive from it in Class A Shares of the HighMark Growth Fund.

(12) By current or retired trustees of HighMark Funds; by directors, officers and employees (as well as their spouses and children under the age of 21) of Union Bank of California, SEI Investments Distribution Co. or their affiliated companies and of Sub-Advisers to the HighMark Funds.

(13) By investors receiving Class A Shares issued in plans of reorganization, such as mergers, asset acquisitions, and exchange offers, to which HighMark Funds is a party.

(14) By persons who bought Class A Shares without the assistance of an investment professional between May 15, 1998 and August 31, 1998. Such individuals may make future purchases of Class A Shares at no sales charge.

IF YOU THINK YOU MAY BE ELIGIBLE FOR A SALES CHARGE WAIVER, CONTACT THE DISTRIBUTOR OR CONSULT THE STATEMENT OF ADDITIONAL INFORMATION (SEE THE BACK COVER OF THIS PROSPECTUS). FOR CATEGORIES 2 THROUGH 12 AND 14 ABOVE, YOU MUST NOTIFY THE DISTRIBUTOR AT THE TIME YOU BUY THE SHARES THAT YOUR PURCHASE QUALIFIES FOR A SALES CHARGE WAIVER.

CDSC WAIVERS: You may qualify for a CDSC waiver if:

-    you are selling Shares as part of a systematic withdrawal plan.

-    you are taking certain distributions from a retirement plan.

-    the shareholder has died or become disabled.

YOU MUST NOTIFY US THAT YOU ARE ELIGIBLE FOR A WAIVER UNDER THESE CIRCUMSTANCES AT THE TIME YOU WISH TO SELL SHARES.

PROSPECTUS
HIGHMARK FUNDS

IF YOU THINK YOU MAY BE ELIGIBLE FOR A CDSC WAIVER, CONTACT YOUR FINANCIAL REPRESENTATIVE OR THE DISTRIBUTOR OR CONSULT THE STATEMENT OF ADDITIONAL INFORMATION (SEE THE BACK COVER OF THIS PROSPECTUS FOR CONTACT INFORMATION).

FEES FOR DISTRIBUTION OF SHARES

HighMark Funds has adopted 12b-1 plans with respect to Class A, Class B and Class C Shares that allow each Fund to pay distribution and service fees. The maximum distribution and service fee for each class of Shares is as follows:

                   PERCENTAGE OF AVERAGE
SHARE CLASS          DAILY NET ASSETS
Class A                    0.25%
Class B                    0.75%
Class C                    1.00%

Because 12b-1 fees are paid on an ongoing basis, Class B and Class C shareholders could, over time, end up paying more in expenses than if they had paid a sales charge on their initial investment.

OPENING AN ACCOUNT

1.   Read this prospectus carefully.

2.   Determine how much money you want to invest.

     The minimum investments for the HighMark Funds are as follows:

     -  INITIAL PURCHASE:       $1,000 for each Fund

                                $250 for current and retired trustees of HighMark Funds and directors, officers and employees (as well as their spouses and children under the age of 21) of Union Bank of California, N.A., SEI Investments Distribution Co. and their affiliates.

     -  ADDITIONAL PURCHASES:   $100 for each Fund

     We may waive these initial and additional investment minimums for purchases made in connection with Individual Retirement Accounts, Keoghs, payroll deduction plans, or 401(k) or similar plans.

3. Complete the appropriate parts of the account application, carefully following the instructions. You must submit additional documentation when opening trust, corporate or power of attorney accounts. For more information, please contact your financial representative or call us at 1-800-433-6884.

4. You and your financial representative can initiate any purchase, exchange or sale of Shares.

WE RESERVE THE RIGHT TO REJECT A PURCHASE ORDER IF THE DISTRIBUTOR OR THE ADVISER DETERMINES THAT IT IS NOT IN THE BEST INTEREST OF HIGHMARK FUNDS OR ITS SHAREHOLDERS.

BUYING SHARES

BY CHECK

OPENING AN ACCOUNT

-    Make out a check for the investment amount, payable to "HighMark Funds."

- Deliver the check and your completed application to your financial representative, or mail them to our transfer agent (see address below).

ADDING TO AN ACCOUNT

-    Make out a check for the investment amount, payable to "HighMark Funds."

- Include a note specifying the fund name, your share class, your account number and the name(s) in which the account is registered.

- Deliver the check and your note to your financial representative, or mail them to our transfer agent (address below).

All purchases made by check should be in U.S. dollars.

Third party checks, credit card checks or cash will not be accepted.

BY EXCHANGE

OPENING AN ACCOUNT

- Call your financial representative or HighMark Funds at 1-800-433-6884 to request an exchange.

ADDING TO AN ACCOUNT

- Call your financial representative or HighMark Funds at 1-800-433-6884 to request an exchange.

BY WIRE

OPENING AN ACCOUNT

- Deliver your completed application to your financial representative, or mail it to the transfer agent (address below).

- Obtain your Fund account number by calling your financial representative or our transfer agent.

-    Instruct your bank to wire the amount of your investment to:
     State Street Bank and Trust Company
     225 Franklin Street
     Boston, MA 02101
     ABA# 011000028
     DDA# 9905-194-8

Specify the Fund name, your choice of share class, the new Fund account number and the name(s) in which the Fund account is registered. Your bank may charge a fee to wire money.

ADDING TO AN ACCOUNT

-    Call our transfer agent before wiring any funds.

-    Instruct your bank to wire the amount of your investment to:
     State Street Bank and Trust Company
     225 Franklin Street
     Boston, MA 02101
     ABA# 011000028
     DDA# 9905-194-8

PROSPECTUS

Specify the Fund name, your share class, your Fund account number and the name(s) in which the Fund account is registered. Your bank may charge a fee to wire money.

THROUGH FINANCIAL INSTITUTIONS

OPENING AN ACCOUNT

- Call your financial institution for information on their procedures for transmitting orders to HighMark Funds.

ADDING TO AN ACCOUNT

- Call your financial institution for information on their procedures for transmitting orders to HighMark Funds.

TRANSFER AGENT ADDRESS:
HighMark Funds
P.O. Box 8416
Boston, MA 02266-8416
Phone Number: 1-800-433-6884

Or contact your financial representative for instructions and assistance.

To add to an account using the Automatic Investment Plan, see "Investor
Services."

SELLING SHARES

BY LETTER

DESIGNED FOR

-    Accounts of any type.

-    Sales of any amount.

TO SELL SOME OR ALL OF YOUR SHARES

- Write a letter indicating the Fund name, your share class, your Fund account number, the name(s) in which the account is registered and the dollar value or number of Shares you wish to sell.

- Include all signatures and any guarantees that may be required (see next column).

-    Mail the materials to our transfer agent.

- We will mail a check to the name(s) and address in which the account is registered, unless you give us other written instructions.

BY PHONE

DESIGNED FOR

-    Accounts of any type.

-    Sales of any amount.

TO SELL SOME OR ALL OF YOUR SHARES

- To place your order, contact your financial representative or HighMark Funds at 1-800-433-6884 between 8:30 a.m. and 8:00 p.m. Eastern Time on most business days.

BY WIRE OR ELECTRONIC FUNDS TRANSFER (EFT)

DESIGNED FOR

-    Requests by letter to sell at least $500 (accounts of any type).

-    Requests by phone to sell at least $500 (accounts of any type).

TO SELL SOME OR ALL OF YOUR SHARES

- We will wire amounts of $500 or more on the next business day after we receive your request.

- Shares cannot be redeemed by wire on Federal holidays restricting wire transfers.

BY EXCHANGE

DESIGNED FOR

-    Accounts of any type.

-    Sales of any amount.

TO SELL SOME OR ALL OF YOUR SHARES

- Obtain a current prospectus for the Fund into which you are exchanging by calling HighMark Funds or your financial representative.

- Call HighMark Funds or your financial representative to request an exchange.

THROUGH FINANCIAL INSTITUTIONS

DESIGNED FOR

-    Accounts set up through financial institutions.

TO SELL SOME OR ALL OF YOUR SHARES

- Contact your financial institution for information on their procedures for transmitting orders to HighMark Funds.

TRANSFER AGENT ADDRESS:
HighMark Funds
P.O. Box 8416
Boston, MA 02266-8416
Phone Number: 1-800-433-6884

Or contact your financial representative for instructions and assistance.

To add to an account using the Automatic Investment Plan, see "Investor
Services."

SELLING SHARES IN WRITING. In certain circumstances, you may need to include a signature guarantee, which protects you against fraudulent orders. You will need a signature guarantee if:

-    you are selling more than $5,000 worth of Shares.

- you are requesting payment other than by a check mailed to the address of record and payable to the registered owner(s).

You should be able to obtain a signature guarantee from a bank, broker-dealer, credit union, securities exchange or association, clearing agency or savings association. A notary public CANNOT provide a signature guarantee.

RECEIVING YOUR MONEY. Normally, we will send you a check for your proceeds as promptly as possible, at the latest within seven calendar days of receiving your redemption order. If, however, you recently purchased Shares in the Fund, we may be unable to fulfill your request if we have not yet received and processed your payment for the initial purchase. In such a case you may need to resubmit your redemption request after we have received payment.

REDEMPTION IN KIND. The Funds reserve the right to make payment on redemptions in securities rather than cash.

REDEMPTION FEE. As noted in the International Equity Fund's "Sharehlder Fees" table, the Fund imposes a 2.00% redemption fee on the value of shares redeemed less than 30 days after purchase. The redemption fee will not apply to shares purchased through reinvested distributions (dividends and capital gains), shares held in retirement plans or shares redeemed through designated systematic withdrawal plans. The redemption fee is designed to discourage short-term trading and any proceeds of the fee will be credited to the assets of the Fund.

INVOLUNTARY SALES OF YOUR SHARES. Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your Shares at net asset value (less any applicable contingent deferred sales charge) if your account balance in any Fund drops below the minimum initial purchase amount for any reason other than market fluctuation. This is more likely to occur if you invest only the minimum amount in a Fund and then sell Shares within a fairly short period of time. Before any Fund exercises its right to redeem your Shares, we will notify you in writing at least 60 days in advance to give you time to bring your account up to or above the minimum.

EXCHANGING SHARES

HOW TO EXCHANGE YOUR SHARES. You may exchange Class A, Class B or Class C Shares of one HighMark Fund for those of another HighMark Fund (the "new Fund"), provided that you:

-    Are qualified to invest in the new Fund.

-    Satisfy the initial and additional investment minimums for the new Fund.

-    Invest in the same share class in the new Fund as you did in the previous
     Fund.

- Maintain the minimum account balance for each HighMark Fund in which you invest.

Your cost for buying Shares in the new Fund is based on the relative net asset values of the Shares you are exchanging plus any applicable sales charge.

CLASS A SHARES. If you want to exchange Class A Shares of one HighMark Fund for those of another Fund that has a higher sales charge, you must pay the difference. The same is true if you want to exchange Class A Shares of a no-load HighMark Money Market Fund for those of another HighMark Fund with a sales charge. There is one exception: If you acquired Class A Shares of a HighMark Money Market Fund in an exchange out of Class A Shares of a non-money market HighMark Fund, you may, within a 12-month period, exchange your Class A Money Market Fund Shares for those of another HighMark Fund without paying any additional sales charge. To receive a reduced sales charge when exchanging into a Fund, you must notify us that you originally paid a sales charge and provide us with information confirming your qualification.

CLASS B SHARES. To calculate the Class B Shares' eight-year conversion period or contingent deferred sales charge payable upon redemption, we combine the period you held Class B Shares of the "old" Fund with the period you held Class B Shares of the "new" Fund.

TRANSACTION POLICIES

VALUATION OF SHARES. A Fund's net asset value is calculated according to the following formula:

     (Total mkt. value of the Fund's investments and other assets - any Fund liabilities)

     DIVIDED BY Total number of the Fund's Shares outstanding

     = Fund's net asset value

We determine the net asset value (NAV) of each HighMark Fund as of the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern time (1:00 p.m. Pacific time), every business day, based on the current market price of the Fund's securities. If that is not available, we value securities by using a method that the Funds' Board of Trustees believes accurately reflects fair value. Although we use the same method to determine the NAV of Class A, Class B and Class C Shares, the NAV of a Fund's Class B and Class C Shares may be lower than that of its Class A Shares because Class B and Class C Shares have higher distribution expenses. For further information about how we determine the value of the Funds' investments, see the Statement of Additional Information.

BUY AND SELL PRICES. When you buy Shares, you pay the net asset value next determined after we receive your order, plus any applicable sales charges. When you sell Shares, you receive the net asset value next determined after we receive your order, minus any applicable deferred sales charges.

EXECUTION OF ORDERS. You may buy and sell Shares of the HighMark Funds on any day when the New York Stock Exchange is open for business (hereafter referred to as a "business day").

- PURCHASING SHARES BY MAIL: If you mail us a purchase order, we will execute it as soon as we have received your payment. (Note: If your check does not clear, we will be forced to cancel your purchase and may hold you liable for any losses or fees incurred.)

- PURCHASING SHARES BY WIRE: If you place a purchase order by wire on any business day, we will execute it that day, provided that you have wired the money you wish to invest to the transfer agent prior to 1:00 p.m. PT (4:00 p.m. ET). If the

PROSPECTUS

     transfer agent does not receive the money you plan to wire by this deadline, we will execute your order the following business day or whenever we have received payment.

- SELLING SHARES: To sell Shares on any one business day, you must place your redemption order before 1:00 p.m. PT (4:00 p.m. ET). Otherwise, we will execute your order on the following business day.

DIVIDENDS AND
DISTRIBUTIONS

As a mutual fund Shareholder, you may receive capital gains and/or income from your investment. Each of the HighMark Funds declares and pays income dividends monthly, with the exception of the Small Cap Value Fund and International Equity Fund, which declare and pay income dividends periodically. The Funds distribute any net capital gains they have realized at least once a year.

We will automatically reinvest any income and capital gains distributions you are entitled to in additional Shares of your Fund(s) unless you notify our Transfer Agent that you want to receive your distributions in cash. To do so, send a letter with your request, including your name and account number to:

HighMark Funds
P.O. Box 8416
Boston, MA 02266-8416

Your request will become effective for distributions having record dates after our Transfer Agent receives your request. Note that the IRS treats dividends paid in additional Fund Shares the same as it treats dividends paid in cash. In general, a Fund's Class A Shares will pay higher dividends than Class B and Class C Shares, because Class B Shares and Class C Shares have higher distribution fees.

TAXES

Your mutual fund investments may have a considerable impact on your tax situation. We've summarized some of the main points you should know below. Note, however, that the following is general information and will not apply to you if you are investing through a tax-deferred account such as an IRA or a qualified employee benefit plan. In addition, if you are not a resident of the United States, you may have to pay taxes besides those described here, such as U.S. withholding and estate taxes.

IMPORTANT NOTE: IF YOU HAVE NOT DONE SO ALREADY, BE SURE TO PROVIDE US WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER OR CERTIFY THAT IT IS CORRECT. UNLESS WE HAVE THAT INFORMATION, WE MUST, BY LAW, WITHHOLD A PORTION OF THE TAXABLE DISTRIBUTIONS YOU WOULD OTHERWISE BE ENTITLED TO RECEIVE FROM YOUR FUND INVESTMENTS AS WELL AS A PORTION OF ANY PROCEEDS YOU WOULD NORMALLY RECEIVE FROM SELLING FUND SHARES.

END-OF-YEAR TAX STATEMENTS

We will send you a statement each year showing the tax status of all your distributions. The laws governing taxes change frequently, however, so please consult your tax adviser for the most up-to-date information and specific guidance regarding your particular tax situation. You can find more information about the potential tax consequences of mutual fund investing in the Statement of Additional Information.

TAXATION OF SHAREHOLDER TRANSACTIONS

An exchange of a Fund's shares for shares of another Fund will be treated as a sale of the Fund's shares and, as with all sales and redemptions of the Fund shares, any gain on the transaction will be subject to federal income tax.

TAXES ON FUND
DISTRIBUTIONS

- FEDERAL TAXES: The IRS treats any dividends and short-term capital gains you receive from the Funds as ordinary income.

- STATE AND LOCAL TAXES: In addition to federal taxes, you may have to pay state and local taxes on the dividends or capital gains you receive from a Fund.

- TAXATION OF LONG-TERM CAPITAL GAINS: Distributions of net long-term capital gains you receive from a Fund will be taxed at the long-term federal capital gains rate, regardless of how long you've owned Shares in the Fund. Some states also tax long-term capital gain distributions at a special rate.

- "BUYING A DIVIDEND": You may owe taxes on Fund distributions even if they represent income or capital gains the Fund earned before you invested in it and thus were likely included in the price you paid.

- REINVESTMENT: A Fund's distributions, whether received in cash or reinvested in additional shares of the Fund, may be subject to federal income tax.

SPECIAL CONSIDERATIONS FOR SHAREHOLDERS OF HIGHMARK CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND: The Fund's portfolio managers expect that virtually all of the income the California Intermediate Tax-Free Fund generates will be exempt from federal and California state personal income taxes. If, however, you receive Social Security or railroad retirement benefits, you should consult your tax adviser to determine whether investing in the Fund could increase federal taxation of such benefits. In addition, some of the income you receive from the Fund may be included in the computation of federal and state alternative minimum tax.

SPECIAL CONSIDERATIONS FOR SHAREHOLDERS OF FUNDS INVESTING IN FOREIGN
SECURITIES: If your Fund invests in foreign securities, the income those securities generate may be subject to foreign withholding taxes, which may decrease their yield. Foreign governments may also impose taxes on other payments or gains your Fund earns on these securities. In general, shareholders in these Funds will not be entitled to

PROSPECTUS
HIGHMARK FUNDS

claim a credit or deduction for these foreign taxes on their U.S. tax return. (There are some exceptions, however; please consult your tax adviser for more information.) In addition, foreign investments may prompt a Fund to distribute ordinary income more frequently and/or in greater amounts than purely domestic funds, which could increase your tax liability.

THE TAX CONSIDERATIONS DESCRIBED ABOVE MAY OR MAY NOT APPLY TO YOU. PLEASE CONSULT YOUR TAX ADVISER TO HELP DETERMINE WHETHER THESE CONSIDERATIONS ARE RELEVANT TO YOUR PARTICULAR INVESTMENTS AND TAX SITUATION.

INVESTOR SERVICES

AUTOMATIC INVESTMENT PLAN* (AIP): AIP allows you to make regular investments in the HighMark Fund(s) of your choice through automatic deductions from your checking account. The monthly minimum per Fund is $100.** AIP is available only to current Shareholders who wish to make additional investments to their existing account(s). To participate in AIP, complete the appropriate section on your Account Application form.

*Any Shareholders who have established an Automatic Investment Plan on or before November 30, 1999, and have elected automatic deductions from their checking or savings accounts, may be eligible for a reduced sales charge. For further information about the reduced sales charge, see the Statement of Additional Information.

**There is a $50 monthly minimum for current or retired trustees of the HighMark Funds and directors, officers, and employees (as well as their spouses and children under the age of 21) of Union Bank of California, SEI Investments Distribution Co., and their affiliates who were participating in HighMark's AIP on or before December 11, 1998.

SYSTEMATIC WITHDRAWAL PLAN (SWP): HighMark's Systematic Withdrawal Plan allows you to make regular withdrawals from your account. The minimum monthly withdrawal is $100 per Fund. You can choose to make these withdrawals on a monthly, quarterly, semi-annual or annual basis. You also have the option of receiving your withdrawals by check or by automatic deposit into your bank account.

To participate in SWP, you must:

-    Have at least $5,000 in your HighMark Fund(s) account.

-    Have your dividends automatically reinvested.

BEFORE YOU SIGN UP FOR SWP, PLEASE NOTE THE FOLLOWING IMPORTANT CONSIDERATIONS:

If your automatic withdrawals through SWP exceed the income your Fund(s) normally pay, your withdrawals may, over time, deplete your original investment or exhaust it entirely if you make large and frequent withdrawals. Fluctuations in the net asset value per share of your Fund(s) may also contribute to the depletion of your principal.

CLASS A SHAREHOLDERS SHOULD NOTE THE FOLLOWING:
If you are currently making additional purchases of HighMark Shares that carry a sales load, or plan to do so, it generally would not be in your best interest to participate in SWP.

CLASS B SHAREHOLDERS SHOULD ALSO NOTE THE FOLLOWING:
If you expect to withdraw more than 10% of your account's current value in any single year, it may not be in your best interest to participate in SWP because you will have to pay a contingent deferred sales charge on Class B withdrawals of this size.

To take part in SWP, complete the appropriate section on your Account Application form. You may change or cancel the plan at any time by sending a written notice to our transfer agent (a signature guarantee may be required).

MORE ABOUT
HIGHMARK FUNDS

INVESTMENT MANAGEMENT

INVESTMENT ADVISER

HighMark Capital Management, Inc., serves as investment adviser of the HighMark Funds and manages their investment portfolios on a day-to-day basis under the supervision of HighMark Funds' Board of Trustees.

HighMark Capital Management is a subsidiary of UnionBanCal Corporation, the holding company of Union Bank of California, N.A. UnionBanCal Corporation is a publicly held corporation, which is principally held by The Bank of Tokyo-Mitsubishi, Ltd. (BTM). BTM is in turn a wholly owned subsidiary of Mitsubishi Tokyo Financial Group, Inc. As of September 30, 2001 UnionBanCal Corporation and its subsidiaries had approximately $35.2 billion in consolidated assets. As of the same date, HighMark Capital Management, had over $19.4 billion in assets under management. HighMark Capital Management (and its predecessors), with a team of approximately 50 stock and bond research analysts, portfolio managers and traders, has been providing investment management services to individuals, institutions and large corporations since 1917.

Over the past fiscal year, the Funds paid the following management fees to HighMark Capital Management:

FUND                                   % OF NET ASSETS
Bond Fund                              0.50%

California Intermediate
   Tax-Free Bond Fund                  0.25%

Balanced Fund                          0.60%

Core Equity Fund                       0.60%

Growth Fund                            0.60%

International Equity Fund              0.95%*

Large Cap Value Fund                   0.60%

Value Momentum Fund                    0.60%

Small Cap Value Fund                   1.00%*

*A portion of the management fee is used to pay the Fund's sub-adviser.

PROSPECTUS

SUB-ADVISERS

GROWTH FUND. Waddell & Reed Investment Management Company ("WRIMCO") serves as the sub-adviser to the Growth Fund. Under an investment sub-advisory agreement between WRIMCO and HighMark Capital Management, WRIMCO makes day-to-day investment decisions for the Fund, subject to the supervision of, and policies established by, HighMark Capital Management and the Trustees of HighMark Funds.

WRIMCO is a registered investment adviser under the Investment Advisers Act of 1940 and is organized as a Kansas corporation. WRIMCO is a wholly owned subsidiary of Waddell & Reed, Inc., a Delaware corporation, which, in turn, is a wholly owned subsidiary of Waddell & Reed Financial Services, Inc. a Missouri corporation. Waddell & Reed Financial Services, Inc. is a wholly owned subsidiary of Waddell & Reed Financial, Inc. ("Waddell & Reed"), a Delaware corporation and publicly held company. As of September 30, 2001, WRIMCO managed over $28.7 billion in assets.

INTERNATIONAL EQUITY FUND. Deutsche Asset Management, Inc. ("Deutsche") serves as the sub-adviser to the International Equity Fund. Under an investment sub-advisory agreement between Deutsche and HighMark Capital Management, Deutsche makes day-to-day investment decisions for the Fund, subject to the supervision of, and policies established by, HighMark Capital Management and the Trustees of the HighMark Funds.

Deutsche is the asset management arm of Deutsche Bank AG. Deutsche Bank AG was founded in 1870. Deutsche provides a full range of international investment advisory services to institutional clients, and, as of September 30, 2001, managed approximately $191 billion in assets. Deutsche is wholly owned by Deutsche Asset Management Group Limited, which in turn is wholly owned by Deutsche Morgan Grenfell Group PLC ("DMG"), an investment holding company. DMG is a wholly owned subsidiary of Deutsche Bank AG, an international commercial and investment-banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail and commercial banking, investment banking and insurance.

SMALL CAP VALUE FUND. LSV Asset Management ("LSV") serves as sub-adviser to the Small Cap Value Fund. Under an investment sub-advisory agreement between LSV and HighMark Capital Management, LSV makes day-to-day investment decisions for the Fund, subject to the supervision of, and policies established by, HighMark Capital Management and the Trustees of HighMark Funds.

LSV is a registered investment adviser organized as a Delaware partnership. The general partners of LSV have developed quantitative value analysis methodology and software, which has been used to manage assets over the past 7 years. As of September 30, 2001, LSV had approximately $6.6 billion in assets under management.

PORTFOLIO MANAGERS

All investment decisions for the HighMark Funds are made by a team of investment professionals, all of whom take an active part in the decision making process.

PROSPECTUS

HIGHMARK FUNDS

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each Fund's financial performance for the past 5 years or, if shorter, the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the financial statements audited by Deloitte & Touche llp, or other independent accountants, as noted in Deloitte & Touche LLP's report dated September 14, 2001. This report, along with the Fund's financial statements, is incorporated by reference in the SAI, which is available upon request.

                                                 INVESTMENT ACTIVITIES          DISTRIBUTIONS
                                              --------------------------    ---------------------
                                                                 NET
                                                               REALIZED
                                  NET                             AND                                       NET
                                 ASSET                        UNREALIZED                                   ASSET
                                 VALUE,            NET        GAIN (LOSS)       NET                       VALUE,
                               BEGINNING        INVESTMENT       ON          INVESTMENT     CAPITAL        END           TOTAL**
                               OF PERIOD      INCOME (LOSS)   INVESTMENTS      INCOME        GAINS      OF PERIOD        RETURN
-----------------------------------------------------------------------------------------------------------------------------------
BALANCED FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $    15.73          0.290          (1.229)       (0.310)       (0.471)   $    14.01         (6.15)%
2000                               17.20          0.391          (0.077)       (0.386)       (1.398)        15.73          2.03
1999                               16.73          0.383           1.167        (0.396)       (0.684)        17.20          9.64
1998                               16.45          0.402           0.736        (0.416)       (0.442)        16.73          7.12
1997 (1)                           15.03          0.209           1.712        (0.209)       (0.290)        16.45         13.22
1997 (2)                           13.91          0.464           1.706        (0.455)       (0.595)        15.03         16.04
CLASS B SHARES
For the periods ended July 31,:
2001                          $    15.70          0.200          (1.222)       (0.217)       (0.471)   $    13.99         (6.69)%
2000                               17.18          0.288          (0.086)       (0.284)       (1.398)        15.70          1.33
1999                               16.73          0.278           1.161        (0.301)       (0.684)        17.18          8.91
1998 (3)                           16.55          0.155           0.197        (0.175)         --           16.73          4.32*
CLASS C SHARES
For the periods ended July 31,:
2001                          $    15.71          0.210          (1.238)       (0.221)       (0.471)   $    13.99         (6.72)%
2000 (4)                           17.07          0.153           0.042        (0.157)       (1.398)        15.71          1.29
-----------------------------------------------------------------------------------------------------------------------------------
CORE EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $     9.76          0.028          (1.507)       (0.029)       (0.002)   $     8.25        (15.19)%
2000 (5)                            9.88          0.006          (0.119)       (0.007)           --          9.76         (1.14)
CLASS B SHARES
For the periods ended July 31,:
2001                          $     9.75         (0.013)         (1.513)       (0.002)       (0.002)   $     8.22        (15.66)%
2000 (5)                            9.88          0.004          (0.127)       (0.007)         --            9.75         (1.24)
-----------------------------------------------------------------------------------------------------------------------------------
GROWTH FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001+                         $    18.53         (0.093)         (7.632)         --          (2.195)   $     8.61        (45.83)%
2000                               18.35           --             1.980          --          (1.800)        18.53         10.87
1999                               16.93         (0.055)          2.746          --          (1.271)        18.35         16.92
1998                               17.39         (0.018)          3.100        (0.015)       (3.532)        16.93         22.26
1997                               12.60          0.049           5.784        (0.048)       (0.996)        17.39         48.49
CLASS B SHARES
For the periods ended July 31,:
2001+                         $    18.19         (0.168)         (7.467)         --          (2.195)   $     8.36        (46.23)%
2000                               18.15            --            1.840          --          (1.800)        18.19         10.18
1999                               16.85         (0.103)          2.674          --          (1.271)        18.15         16.26
1998 (3)                           14.76         (0.035)          2.125          --            --           16.85         28.71*
CLASS C SHARES
For the periods ended July 31,:
2001+                         $    18.19         (0.160)         (7.465)         --          (2.195)   $     8.37        (46.17)%
2000 (4)                           19.43           --             0.560          --          (1.800)        18.19          2.92
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      RATIO OF
                                                                      RATIO       RATIO OF         NET INVESTMENT
                                      NET                          OF EXPENSES       NET          INCOME (LOSS) TO
                                    ASSETS,         RATIO          TO AVERAGE     INVESTMENT          AVERAGE
                                     END         OF EXPENSES       NET ASSETS     NCOME (LOSS)       NET ASSETS         PORTFOLIO
                                   OF PERIOD     TO AVERAGE        EXCLUDING      TO AVERAGE         EXCLUDING           TURNOVER
                                     (000)       NET ASSETS        FEE WAIVERS    NET ASSETS         FEE WAIVERS           RATE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                  C>
BALANCED FUND
----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $    9,106          1.17%              1.35%         1.99%               1.81%             11%
2000                                 10,588          1.17               1.34          2.39                2.22              25
1999                                 11,236          1.17               1.34          2.35                2.18              34
1998                                 10,629          1.16               1.33          2.42                2.24              22
1997 (1)                              9,214          1.07*              1.30*         2.75*               2.53*             10
1997 (2)                              8,833          1.04               1.19          3.22                3.07              27
CLASS B SHARES
For the periods ended July 31,:
2001                             $    5,218          1.82%              1.85%         1.34%               1.31%             11%
2000                                  4,681          1.82               1.84          1.72                1.70              25
1999                                  3,594          1.82               1.84          1.68                1.66              34
1998 (3)                                967          1.80*              1.83*         1.77*               1.74*             22
CLASS C SHARES
For the periods ended July 31,:
2001                             $      103          1.82%              1.85%         1.33%               1.30%             11%
2000 (4)                                 46          1.82*              1.84*         1.39*               1.37*             25
----------------------------------------------------------------------------------------------------------------------------------
CORE EQUITY FUND
----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $    1,870          1.17%              1.37%         0.23%               0.03%             14%
2000 (5)                                 27          1.17*              1.34*         0.90*               0.73*              3
CLASS B SHARES
For the periods ended July 31,:
2001                             $    1,883          1.82%              1.87%        (0.44)%             (0.49)%            14%
2000 (5)                                140          1.82*              1.84*         0.72*               0.70*              3
----------------------------------------------------------------------------------------------------------------------------------
GROWTH FUND
----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001+                            $   24,223          1.17%              1.36%        (0.71)%             (0.90)%            26%
2000                                 54,199          1.17               1.34         (0.60)              (0.77)             67
1999                                 24,579          1.14               1.34         (0.38)              (0.58)             52
1998                                 17,173          1.16               1.34         (0.17)              (0.35)             67
1997                                  7,816          1.04               1.49          0.28               (0.18)            118
CLASS B SHARES
For the periods ended July 31,:
2001+                            $   14,450          1.82%              1.86%        (1.35)%             (1.39)%            26%
2000                                 24.407          1.82               1.84         (1.26)              (1.28)             67
1999                                 11,111          1.79               1.84         (1.04)              (1.09)             52
1998 (3)                              1,948          1.81*              1.84*        (0.94)*             (0.97)*            67
CLASS C SHARES
For the periods ended July 31,:
2001                             $      817          1.82%              1.86%        (1.35)%             (1.39)%            26%
2000 (4)                                817          1.82*              1.84*        (1.46)*             (1.48)*            67
----------------------------------------------------------------------------------------------------------------------------------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   Annualized
** Total return does not reflect the sales charge. Total return is for the period indicated and has not been annualized.
+   Per share amounts calculated using average shares method.
++  Includes a 0.037 distribution in excess of net investment income.
(1) For the six month period ended July 31.
(2) For the year ended January 31.
(3) Commenced operations on February 2, 1998.
(4) Commenced operations on November 30, 1999.
(5) Commenced operations on June 30, 2000.

                                                 INVESTMENT ACTIVITIES          DISTRIBUTIONS
                                              --------------------------    ---------------------
                                                                  NET
                                                               REALIZED
                                  NET                             AND                                       NET
                                 ASSET                        UNREALIZED                                   ASSET
                                 VALUE,            NET        GAIN (LOSS)       NET                       VALUE,
                               BEGINNING        INVESTMENT       ON          INVESTMENT     CAPITAL        END           TOTAL**
                               OF PERIOD      INCOME (LOSS)   INVESTMENTS      INCOME        GAINS      OF PERIOD        RETURN
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $    43.15         (0.088)        (10.806)       (0.076)       (2.750)   $    29.43        (26.47)%
2000 (1)                           44.06          0.626          (0.968)       (0.271)       (0.297)        43.15         (0.84)
CLASS B SHARES
For the periods ended July 31,:
2001                          $    43.02         (0.316)        (10.694)         --          (2.750)   $    29.26        (26.80)%
2000 (1)                           44.06          0.462          (0.949)       (0.256)       (0.297)        43.02         (1.17)
CLASS C SHARES
For the periods ended July 31,:
2001                          $    43.02         (0.176)        (10.834)         --          (2.750)   $    29.26        (26.80)%
2000 (1)                           44.06          0.322          (0.816)       (0.249)       (0.297)        43.02         (1.19)
-----------------------------------------------------------------------------------------------------------------------------------
LARGE CAP VALUE FUND***
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $    12.38          0.097          (0.445)       (0.098)       (0.874)   $    11.06         (3.22)%
2000                               17.81          0.210          (1.882)       (0.193)       (3.565)        12.38         (9.86)
1999                               17.95          0.189           2.087        (0.208)       (2.206)        17.81         13.94
1998                               18.24          0.262           1.486        (0.258)       (1.776)        17.95         10.50
1997                               14.29          0.363           5.028        (0.358)       (1.083)        18.24         39.97
CLASS B SHARES
For the periods ended July 31,:
2001                          $    12.30          0.020          (0.442)       (0.034)       (0.874)   $    10.97         (3.84)%
2000                               17.74          0.101          (1.864)       (0.112)       (3.565)        12.30        (10.50)
1999                               17.90          0.089           2.071        (0.115)       (2.206)        17.74         13.25
1998 (2)                           16.88          0.057           1.034        (0.072)         --           17.90         13.10*
CLASS C SHARES
For the periods ended July 31,:
2001                          $    12.29          0.004          (0.428)       (0.032)       (0.874)   $    10.96         (3.86)%
2000 (1)                           16.51          0.062          (0.643)       (0.074)       (3.565)        12.29         (4.10)
-----------------------------------------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $    13.53          0.138          (0.645)       (0.023)       (1.240)   $    11.76         (3.10)%
2000                               12.52          0.222           1.677        (0.252)       (0.637)        13.53         16.06
1999 (3)                           10.00         (0.003)          2.526        (0.003)         --           12.52         25.24
CLASS B SHARES
For the periods ended July 31,:
2001                          $    13.45          0.091          (0.671)         --          (1.240)   $    11.63         (3.71)%
2000                               12.46          0.169           1.672        (0.214)       (0.637)        13.45         15.63
1999 (3)                           10.00         (0.041)          2.501          --            --           12.46         24.60
CLASS C SHARES
For the periods ended July 31,:
2001                          $    13.43          0.043          (0.625)       (0.008)       (1.240)   $    11.60         (3.71)%
2000 (1)                           12.48          0.325           1.516        (0.254)       (0.637)        13.43         15.64
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       RATIO OF
                                                                      RATIO          RATIO OF         NET INVESTMENT
                                      NET                          OF EXPENSES          NET          INCOME (LOSS) TO
                                    ASSETS,         RATIO          TO AVERAGE        INVESTMENT          AVERAGE
                                     END         OF EXPENSES       NET ASSETS       INCOME (LOSS)       NET ASSETS       PORTFOLIO
                                   OF PERIOD     TO AVERAGE        EXCLUDING         TO AVERAGE         EXCLUDING         TURNOVER
                                     (000)       NET ASSETS        FEE WAIVERS       NET ASSETS         FEE WAIVERS         RATE
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $    5,043          1.70%              1.85%           (0.08)%              0.23%          151%
2000 (1)                              1,548          1.70*              1.85*            0.56*               0.41*           49
CLASS B SHARES
For the periods ended July 31,:
2001                             $      865          2.33%              2.35%           (0.72)%             (0.74)%         151%
2000 (1)                                960          2.36*              2.39*           (0.18)*             (0.21)*          49
CLASS C SHARES
For the periods ended July 31,:
2001                             $       15          2.33%              2.35%           (0.77)%             (0.79)%         151%
2000 (1)                                  9          2.36*              2.39*           (0.33)*             (0.36)*          49
-----------------------------------------------------------------------------------------------------------------------------------
LARGE CAP VALUE FUND***
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $   50,776          1.16%              1.31%            0.81%               0.66%          138%
2000                                 63,180          1.16               1.37             1.17                0.96            97
1999                                 22,329          1.13               1.34             1.17                0.96            71
1998                                 23,024          1.17               1.34             1.39                1.22            69
1997                                 14,152          1.06               1.46             2.32                1.92            46
CLASS B SHARES
For the periods ended July 31,:
2001                             $    3,521          1.81%              1.83%            0.16%               0.14%          138%
2000                                  3,786          1.80               1.86             0.66                0.60            97
1999                                  4,543          1.78               1.84             0.50                0.44            71
1998 (2)                              1,816          1.82*              1.85*            0.38*               0.36*           69
CLASS C SHARES
For the periods ended July 31,:
2001                             $       16          1.81%              1.83%            0.18%               0.16%          138%
2000 (1)                                 38          1.80*              1.86*            0.08*               0.02*           97
-----------------------------------------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $    9,496          1.69%              1.80%           (0.06)%             (0.20)%         215%
2000                                  8,280          1.55               1.71             0.53                0.37            57
1999 (3)                                912          1.77*              1.94*           (0.11)*             (0.28)*          74
CLASS B SHARES
For the periods ended July 31,:
2001                             $    6,081          2.29%              2.31%           (0.55)%             (0.57)%         215%
2000                                  4,477          2.22               2.24            (0.15)              (0.17)           57
1999 (3)                              1,012          2.39*              2.42*           (1.40)*             (1.43)*          74
CLASS C SHARES
For the periods ended July 31,:
2001                             $      671          2.29%              2.31%           (0.66)%             (0.68)%         215%
2000 (1)                                362          2.22*              2.24*            0.07*               0.05*           57
-----------------------------------------------------------------------------------------------------------------------------------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   Annualized
** Total return does not reflect the sales charge. Total returns for the period indicated and it has not been annualized.
*** On June 20, 2001, the Trustees approved to change the Income Equity Fund's name to the Large Cap Value Fund effective June 29, 2001.
+   Includes a 0.037 distribution in excess of net investment income.
(1) Commenced operations on November 30, 1999.
(2) Commenced operations on February 2, 1998.
(3) Commenced operations on September 17, 1998.

                                                 INVESTMENT ACTIVITIES          DISTRIBUTIONS
                                              --------------------------    ---------------------
                                                                  NET
                                                               REALIZED
                                  NET                             AND                                       NET
                                 ASSET                        UNREALIZED                                   ASSET
                                 VALUE,            NET        GAIN (LOSS)       NET                       VALUE,
                               BEGINNING        INVESTMENT       ON          INVESTMENT     CAPITAL        END           TOTAL**
                               OF PERIOD      INCOME (LOSS)   INVESTMENTS      INCOME        GAINS      OF PERIOD        RETURN
-----------------------------------------------------------------------------------------------------------------------------------
VALUE MOMENTUM FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $    29.09          0.160          (0.394)       (0.184)       (1.682)   $    26.99         (0.80)%
2000                               29.55          0.196           0.993        (0.186)       (1.463)        29.09          4.23
1999                               27.31          0.245           3.119        (0.255)       (0.866)        29.55         12.79
1998                               25.48          0.262           2.007        (0.275)       (0.164)        27.31          8.96
1997 (1)                           21.57          0.106           3.953        (0.147)         --           25.48         18.90
1997 (2)                           18.05          0.389           4.368        (0.393)       (0.848)        21.57         27.04
CLASS B SHARES
For the periods ended July 31,:
2001                          $    28.95         (0.013)         (0.411)       (0.034)       (1.682)   $    26.81         (1.48)%
2000                               29.46          0.032           0.950        (0.029)       (1.463)        28.95          3.50
1999                               27.28          0.024           3.113        (0.088)       (0.866)        29.46         11.89
1998(3)                            26.82          0.046           0.479        (0.064)         --           27.28          3.94*
CLASS C SHARES
For the periods ended July 31,:
2001                          $    28.94         (0.093)         (0.329)       (0.036)       (1.682)   $    26.80         (1.47)%
2000 (4)                           29.50          0.128           0.819        (0.044)       (1.463)        28.94          3.37
-----------------------------------------------------------------------------------------------------------------------------------
BOND FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $    10.16          0.639           0.621        (0.640)         --      $    10.78         12.75%
2000                               10.30          0.630          (0.144)       (0.626)         --           10.16          4.90
1999                               10.73          0.610          (0.440)       (0.600)         --           10.30          1.52
1998                               10.59          0.605           0.162        (0.627)         --           10.73          7.47
1997                               10.15          0.642           0.403        (0.609)         --           10.59         10.68
CLASS B SHARES
For the periods ended July 31,:
2001 (5)                      $    10.39          0.361           0.389        (0.380)         --      $    10.76          7.32%
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                          $     9.94          0.422           0.342        (0.424)         --      $    10.28          7.85%
2000                                9.93          0.426           0.023        (0.439)         --            9.94          4.69
1999                               10.01          0.429          (0.078)       (0.436)         --            9.93          3.55
1998                                9.99          0.423           0.032        (0.435)         --           10.01          4.66
1997 (1)                            9.74          0.222           0.240        (0.215)         --            9.99          4.85
1997 (2)                            9.84          0.458          (0.112)       (0.442)         --            9.74          3.62
CLASS B SHARES
For the periods ended July 31,:
2001                          $     9.95          0.338           0.335        (0.333)         --      $    10.29          6.87%
2000 (4)                            9.84          0.225           0.128        (0.243)         --            9.95          3.65
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                     RATIO OF
                                                                      RATIO         RATIO OF        NET INVESTMENT
                                      NET                          OF EXPENSES         NET         INCOME (LOSS) TO
                                    ASSETS,         RATIO          TO AVERAGE       INVESTMENT         AVERAGE
                                     END         OF EXPENSES       NET ASSETS      INCOME (LOSS)      NET ASSETS         PORTFOLIO
                                   OF PERIOD     TO AVERAGE        EXCLUDING        TO AVERAGE        EXCLUDING           TURNOVER
                                     (000)       NET ASSETS        FEE WAIVERS      NET ASSETS        FEE WAIVERS           RATE
-----------------------------------------------------------------------------------------------------------------------------------
VALUE MOMENTUM FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $   42,466          1.17%              1.35%           0.59%              0.41%              3%
2000                                 40,930          1.15               1.34            0.62               0.43               3
1999                                 36,495          1.06               1.34            0.90               0.62               9
1998                                 35,325          1.06               1.33            0.99               0.72               7
1997 (1)                             20,750          1.03*              1.25*           1.40*              1.17*              1
1997 (2)                             15,963          1.04               1.19            2.01               1.86               9
CLASS B SHARES
For the periods ended July 31,:
2001                             $   10,292          1.82%              1.85%          (0.05)%            (0.08)%             3%
2000                                  8,336          1.82               1.84           (0.06)             (0.08)              3
1999                                  6,506          1.81               1.84            0.14               0.11               9
1998(3)                               5,202          1.81*              1.84*           0.15*              0.13*              7
CLASS C SHARES
For the periods ended July 31,:
2001                             $    1,038          1.82%              1.85%          (0.06)%            (0.09)%             3%
2000 (4)                                568          1.82*              1.84*          (0.21)*            (0.23)*             3
-----------------------------------------------------------------------------------------------------------------------------------
BOND FUND
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $   15,316          0.75%              1.23%           5.98%              5.50%             19%
2000                                  6,183          0.75               1.26            6.11               5.60              27
1999                                  2,638          0.75               1.26            5.67               5.16              39
1998                                  1,912          0.75               1.26            5.85               5.33              16
1997                                    606          0.85               1.68            6.10               5.27              14
CLASS B SHARES
For the periods ended July 31,:
2001 (5)                         $    2,278          1.73%*             1.75%*          4.29%*             4.27%*            19%
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE
-----------------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES
For the periods ended July 31,:
2001                             $   68,797          0.46%              1.22%           4.20%              3.44%             12%
2000                                 31,261          0.44               1.26            4.46               3.64              10
1999                                 17,759          0.45               1.27            4.30               3.48              11
1998                                 12,925          0.31               1.29            4.37               3.39              23
1997 (1)                             11,214          0.21*              1.22*           4.55*              3.54*              5
1997 (2)                              5,791          0.20               1.25            4.69               3.64               6
CLASS B SHARES
For the periods ended July 31,:
2001                             $    3,349          1.46%              1.73%           3.20%              2.93%             12%
2000 (4)                                425          1.44*              1.76*           3.50*              3.18*             10
-----------------------------------------------------------------------------------------------------------------------------------

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   Annualized
** Total return does not reflect the sales charge. Total returns for the period indicated and it has not been annualized.
(1) For the six month period ended July 31.
(2) For the year ended January 31.
(3) Commenced operations on February 2, 1998.
(4) Commenced operations on November 30, 1999.
(5) Commenced operations on November 30, 2000.

INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. The following table describes the securities and techniques the Funds use, as well as the main risks they pose. Equity securities are subject mainly to market risk. Fixed-income securities are subject primarily to market, credit and prepayment risk. Following the table is a more complete discussion of risk. You may also consult the Statement of Additional Information for more details about the securities in which the Funds may invest.

FUND NAME                                    FUND CODE
Balanced Fund                                     1
Core Equity Fund                                  2
Growth Fund                                       3
Large Cap Value Fund                              4
International Equity Fund                         5
Value Momentum Fund                               6
Small Cap Value Fund                              7
Bond Fund                                         8
California Intermediate Tax-Free Bond Fund        9

INSTRUMENT                                                                FUND CODE        RISK TYPE
----------------------------------------------------------------------------------------------------------------
ADJUSTABLE RATE MORTGAGE LOANS (ARMSs): Loans in a                        1, 8             Pre-payment
mortgage pool which provide for a fixed initial mortgage                                   Market
interest rate for a specified period of time, after which                                  Credit
the rate may be subject to periodic adjustments.                                           Regulatory

AMERICAN DEPOSITORY RECEIPTS (ADRs): ADRs are foreign                     1-7              Market
Shares of a company held by a U.S. bank that issues a                                      Political
receipt evidencing ownership. ADRs pay dividends in U.S. dollars.                          Foreign Investment

ASSET-BACKED SECURITIES: Securities backed by company                     1, 3, 8, 9       Pre-payment
receivables, home equity loans, truck and auto loans,                                      Market
leases, credit card receivables and other securities backed                                Credit
by other types of receivables or assets.                                                   Regulatory

BANKERS' ACCEPTANCES: Bills of exchange or time drafts                    1-4, 6-8         Credit
drawn on and accepted by a commercial bank. They generally                                 Liquidity
have maturities of six months or less.                                                     Market

BONDS: Interest-bearing or discounted government or corporate             1, 3, 6, 8, 9    Market
securities that obligate the issuer to pay the bondholder a                                Credit
specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity.

CALL AND PUT OPTIONS: A call option gives the buyer the                   1-7              Management
right to buy, and obligates the seller of the option to sell,                              Liquidity
a security at a specified price. A put option gives the buyer                              Credit
the right to sell, and obligates the seller of the option to                               Market
buy, a security at a specified price. The Funds will sell only                             Leverage
 covered call options.

CERTIFICATES OF DEPOSIT: Negotiable instruments                           1-8              Market
with a stated maturity.                                                                    Credit
                                                                                           Liquidity

INSTRUMENT                                                                FUND CODE        RISK TYPE
----------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER: Secured and unsecured short-term                        1-9              Credit
promissory notes issued by corporations and other entities.                                Liquidity
Their maturities generally vary from a few days to nine months.                            Market

COMMON STOCK: Shares of ownership of a company.                           1-7              Market

CONVERTIBLE SECURITIES: Bonds or preferred stock that                     1-7              Market
convert to common stock.                                                                   Credit

DEMAND NOTES: Securities that are subject to puts and                     1-4, 6, 8, 9     Market
standby commitments to purchase the securities at a fixed price                            Liquidity
(usually with accrued interest) within a fixed period of time                              Management
following demand by a Fund.

DERIVATIVES: Instruments whose value is derived from an                   1-9              Management
underlying contract, index or security, or any combination                                 Market
thereof, including futures, options (e.g., put and calls),                                 Credit
options on futures, swap agreements, and some                                              Liquidity
mortgage-backed securities.                                                                Leverage

FOREIGN SECURITIES: Stocks issued by foreign companies                    3-7              Market
including ADRs and Global Depository Receipts (GDRs), as well                              Political
as commercial paper of foreign issuers and obligations of                                  Foreign Investment
foreign governments, companies, banks, overseas branches of                                Liquidity
U.S. banks or supranational entities. The International Equity Fund                        Emerging Market
may invest up to 15% of its net assets in companies based
in emerging markets.

FORWARD FOREIGN CURRENCY CONTRACTS: An obligation to                      5, 6             Management
purchase or sell a specific amount of a currency at a fixed                                Liquidity
future date and price set by the parties involved at the time                              Credit
the contract is negotiated.                                                                Market
                                                                                           Political
                                                                                           Leverage
                                                                                           Foreign Investment

FUTURES AND RELATED OPTIONS: A contract providing for the                 1-9              Management
future sale and purchase of a specific amount of a specific                                Market
security, class of securities, or index at a specified time in                             Credit
the future and at a specified price. The aggregate value                                   Liquidity
of options on securities (long puts and calls) will not exceed                             Leverage
10% of a HighMark Equity Fund's net assets at the time it
purchases the options. Each Equity Fund will limit obligations under futures, options on futures, and options on securities to no more than 25% of the Fund's assets. The HighMark Fixed
Income Funds may invest in futures and options on futures for the purpose of achieving their objectives and for adjusting
their portfolio's duration. Each of these Funds will limit their obligations under futures contracts and related options to
no more than 10% of its assets.

HIGH-YIELD/HIGH-RISK/BONDS: Bonds rated below investment                  1, 8-9           Credit
grade by the primary rating agencies (e.g., BB or lower by                                 Market
Standard & Poor's and Ba or lower by Moody's). These securities                            Liquidity
are considered speculative and involve greater risk
of loss than investment grade bonds. Also called "lower
rated bonds," "noninvestment grade bonds" and "junk bonds."

INSTRUMENT                                                                FUND CODE        RISK TYPE
----------------------------------------------------------------------------------------------------------------
ILLIQUID SECURITIES: Securities that ordinarily cannot be                 1-9              Liquidity
sold within seven business days at the value the Fund                                      Market
has estimated for them. Each Fund may invest up to
15% of its net assets in illiquid securities.

INDEX-BASED SECURITIES: Index-based securities such as                    1-7              Market
Standard & Poor's Depository Receipts ("SPDRs") and
NASDAQ-100 Index Tracking Stock ("NASDAQ 100s"), represent
ownership in a long-term unit investment trust that holds a
portfolio of common stocks designed to track the price
performance and dividend yield of an index, such as the S&P
500 Index or the NASDAQ-100 Index. Index-based securities
entitle a holder to receive proportionate quarterly cash
distributions corresponding to the dividends that accrue to
the index stocks in the underlying portfolio, less trust
expenses.

INVESTMENT COMPANY SECURITIES: Shares of registered                       1-9              Market
investment companies. These may include HighMark Money
Market Funds and other registered investment companies
for which HighMark, its sub-advisers, or any of their
affiliates serves as investment adviser, administrator or
distributor. Each of the Funds may invest up to 5% of its
assets in the Shares of any one registered investment
company. A Fund may not, however, own more than 3% of the
securities of any one registered investment company or
invest more than 10% of its assets in the Shares of other
registered investment companies. As a shareholder of an
investment company, a Fund will indirectly bear
investment management fees of that investment company,
which are in addition to the management fees the fund
pays its own adviser.

INVESTMENT GRADE SECURITIES: Securities rated BBB or                      1-9              Market
higher by Standard & Poor's; Baa or better by Moody's;
similarly Credit rated by other nationally recognized
rating organizations; or, if not rated, determined to be
of comparably high quality by the Adviser.

MONEY MARKET INSTRUMENTS: Investment-grade, U.S.                          1-9              Market
dollar-denominated debt securities with remaining                                          Credit
maturities of one year or less. These may include
short-term U.S. government obligations, commercial paper
and other short-term corporate obligations, repurchase
agreements collateralized with U.S. government
securities, certificates of deposit, bankers'
acceptances, and other financial institution obligations.
These securities may carry fixed or variable interest
rates.

MORTGAGE-BACKED SECURITIES: Bonds backed by real estate                   1, 8, 9          Prepayment
loans and pools of loans. These include collateralized                                     Market
mortgage obligations (CMOs) and real estate mortgage                                       Credit
investment conduits (REMICs).                                                              Regulatory

INSTRUMENT                                                                FUND CODE        RISK TYPE
----------------------------------------------------------------------------------------------------------------
MUNICIPAL FORWARDS: Forward commitments to purchase                       9                Market
tax-exempt bonds with a specific coupon to be                                              Leverage
delivered by an issuer at a future date (typically                                         Liquidity
more than 45 days but less than one year). Municipal                                       Credit
forwards are normally used as a refunding mechanism for
bonds that may be redeemed only on a designated future
date. Any Fund that makes use of municipal forwards
will maintain liquid, high-grade securities in a segregated
account in an amount at least equal to the purchase price
of the municipal forward.

MUNICIPAL SECURITIES: Securities issued by a state or                     9                Market
political subdivision to obtain funds for various public                                   Credit
purposes. Municipal securities include private activity bonds                              Political
and industrial development bonds, as well as general obligation                            Tax
bonds, tax anticipation notes, bond anticipation notes,                                    Regulatory
revenue anticipation notes, project notes, other
short-term tax-exempt obligations, municipal leases, and
obligations of municipal housing authorities (single
family revenue bonds).

THERE ARE TWO GENERAL TYPES OF MUNICIPAL BONDS:
GENERAL-OBLIGATION BONDS, which are secured by the taxing power of the issuer (and, in California, have the approval of voters) and REVENUE BONDS, which take many shapes and forms but are generally backed by revenue from a specific project or tax. These include, but are not limited to, certificates of participation (COPs); utility and sales tax revenues; tax increment or tax allocations;
housing and special tax, including assessment district and community facilities district (Mello-Roos) issues which are secured by taxes on specific real estate parcels; hospital revenue; and industrial development bonds that are secured by the financial resources of a private company.

OBLIGATIONS OF SUPRANATIONAL AGENCIES: Securities issued                  3-5, 8, 9        Credit
by supranational agencies that are chartered to promote                                    Foreign Investment
economic development and are supported by various
governments and government agencies.

OPTIONS ON CURRENCIES: A Fund may buy put options and sell                5, 6             Management
covered call options on foreign currencies (traded on U.S. and                             Liquidity
foreign exchanges or over-the-counter markets). A covered call                             Credit
option means the Fund will own an equal amount of the                                      Market
underlying foreign currency. Currency options help a Fund                                  Political
manage its exposure to changes in the value of the U.S. dollar                             Leverage
relative to other currencies. If a Fund sells a put option on a                            Foreign Investment
foreign currency, it will establish a segregated account with its Custodian consisting of cash, U.S government securities
or other liquid high-grade bonds in an amount equal to the
amount the Fund would be required to pay if the put is exercised.

INSTRUMENT                                                                FUND CODE        RISK TYPE
----------------------------------------------------------------------------------------------------------------
PARTICIPATION INTERESTS: Interests in municipal                           1, 9             Market
securities from financial institutions such as commercial                                  Liquidity
and investment banks, savings and loan associations and                                    Credit
insurance companies. These interests are usually                                           Tax
structured as some form of indirect ownership that allows
the Fund to treat the income from the investment as
exempt from federal income tax. The Fund invests in these
interests to obtain credit enhancement on demand features
that would be available through direct ownership of the
underlying municipal securities.

PREFERRED STOCKS: Equity securities that generally pay dividends          1-7              Market
at a specified rate and take precedence over common stock in the payment of dividends or in the event of liquidation.
Preferred stock generally does not carry voting rights.

REPURCHASE AGREEMENTS: The purchase of a security and                     1-9              Market
the simultaneous commitment to return the security to the                                  Leverage
seller at an agreed upon price on an agreed upon date.
This is treated as a loan.

REVERSE REPURCHASE AGREEMENTS: The sale of a security                     1-9              Market
and the simultaneous commitment to buy the security back                                   Leverage
at an agreed upon price on an agreed upon date. This is
treated as a borrowing by a Fund.

RESTRICTED SECURITIES: Securities not registered under the                1-6, 8, 9        Liquidity
Securities Act of 1933, such as privately placed commercial                                Market
paper and Rule 144A securities.

SECURITIES LENDING: The lending of up to 33 1/3% of the                   1-9              Market
Fund's total assets. In return the Fund will receive                                       Leverage
cash, other securities and/or letters of credit.                                           Liquidity
                                                                                           Credit

SWAP AGREEMENTS: A transaction where one security or                      1-9              Management
characteristic of a security is swapped for another.                                       Market
An example is when one party trades newly issued stock                                     Credit
for existing bonds with another party.                                                     Liquidity
                                                                                           Leverage

TAX-EXEMPT COMMERCIAL PAPER: Commercial paper                             9                Credit
issued by governments and political sub-divisions.                                         Liquidity
                                                                                           Market
                                                                                           Tax

TIME DEPOSITS: Non-negotiable receipts issued by a bank in                1-4, 6-8         Liquidity
exchange for a deposit of money.                                                           Credit
                                                                                           Market

TREASURY RECEIPTS: Treasury receipts, Treasury investment                 1-6, 8, 9        Market
growth receipts, and certificates of accrual of Treasury securities.

UNIT INVESTMENT TRUSTS: A type of investment vehicle,                     1-8              Market
registered with the Securities and Exchange Commission
under the Investment Company Act of 1940, that purchases a
fixed portfolio of income-producing securities, such as
corporate, municipal, or government bonds, mortgage-backed
securities, or preferred stock. Unit holders receive an
undivided interest in both the principal and the income
portion of the portfolio in proportion to the amount of
capital they invest. The portfolio of securities remains
fixed until all the securities mature and unit holders have
recovered their principal.

INSTRUMENT                                                                FUND CODE        RISK TYPE
----------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY SECURITIES: Securities issued                      1-9              Market
by agencies and instrumentalities of the U.S. government.                                  Credit
These include Ginnie Mae, Fannie Mae, and Freddie Mac.

U.S. TREASURY OBLIGATIONS: Bills, notes, bonds,                           1-9              Market
separately traded registered interest and principal
securities, and coupons under bank entry safekeeping.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with                  1-4, 6-9         Credit
interest rates that are reset daily, weekly, quarterly or on                               Liquidity
some other schedule. Such instruments may be payable to                                    Market
a Fund on demand.

WARRANTS: Securities that give the holder the right to buy a              1-7              Market
proportionate amount of common stock at a specified price.                                 Credit
Warrants are typically issued with preferred stock and bonds.

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: A purchase of, or         1-9              Market
contract to purchase, securities at a fixed price for delivery at a                        Leverage
future date. The portfolio managers of each Fund expect that                               Liquidity
commitments to enter into forward commitments or purchase when-issued                      Credit
securities will not exceed 25% of the Fund's total assets.

YANKEE BONDS AND SIMILAR DEBT OBLIGATIONS: U.S. dollar                    1, 8, 9          Market
denominated bonds issued by foreign corporations or                                        Credit
governments. Sovereign bonds are those issued by the
government of a foreign country. Supranational bonds are
those issued by supranational entities, such as the World
Bank and European Investment Bank. Canadian bonds are
those issued by Canadian provinces.

ZERO-COUPON DEBT OBLIGATIONS: Bonds and other types of                    1, 5, 6, 8, 9    Credit
debt that pay no interest, but are issued at a discount                                    Market
from their value at maturity. When held to maturity,                                       Zero Coupon
their entire return equals the difference between their
issue price and their maturity value.

GLOSSARY OF
INVESTMENT RISKS

This section discusses the risks associated with the securities and investment techniques listed above, as well as the risks mentioned under the heading "What are the main risks of investing in this Fund?" in each Fund profile. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain types of investments and Funds are more susceptible to these risks than others.

CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Generally speaking, the lower a security's credit rating, the higher its credit risk. If a security's credit rating is downgraded, its price tends to decline sharply, especially as it becomes more probable that the issuer will default.

EMERGING MARKET RISK. To the extent that a Fund does invest in emerging markets to enhance overall returns, it may face higher political, foreign investment, and market risks. In addition, profound social changes and business practices that depart from norms in developed countries' economies have hindered the orderly growth of emerging economies and their stock markets in the past. High levels of debt tend to make emerging economies heavily reliant on foreign capital and vulnerable to capital flight. See also Foreign Investment Risk below.

FOREIGN INVESTMENT RISK. Compared with investing in the United States, investing in foreign markets involves a greater degree and variety of risk. Investors in foreign markets may face delayed settlements, currency controls and adverse economic developments as well as higher overall transaction costs. In addition, fluctuations in the U.S. dollar's value versus other currencies may erode or reverse gains from investments denominated in foreign currencies or widen losses. For instance, foreign governments may limit or prevent investors from transferring their capital out of a country. This may affect the value of your investment in the country that adopts such currency controls. Exchange rate fluctuations also may impair an issuer's ability to repay U.S. dollar denominated debt, thereby increasing credit risk of such debt. Finally, the value of foreign securities may be affected by incomplete or inaccurate financial information about their issuers, smaller and less liquid securities markets, social upheavals or political actions ranging from tax code changes to governmental collapse. These risks are greater in the emerging markets than in the developed markets of Europe and Japan.

HEDGING. When a derivative (a security whose value is based on that of another security or index) is used as a hedge against an opposite position that a fund holds, any loss on the derivative should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can be an effective way to reduce a Fund's risk, it may not always be possible to perfectly offset one position with another. As a result, there is no assurance that a Fund's hedging transactions will be effective.

INTEREST RATE RISK. The risk that debt prices overall will decline over short or even long periods due to rising interest rates. Interest rate risk should be modest for shorter-term securities, moderate for intermediate-term securities, and high for longer-term securities. Generally, an increase in the average maturity of a Fund will make it more sensitive to interest rate risk.

INVESTMENT STYLE RISK. The risk that the particular type of investment on which a Fund focuses (such as small-cap value stocks or large-cap growth stocks) may underperform other asset classes or the overall market. Individual market segments tend to go through cycles of performing better or worse than other types of securities. These periods may last as long as several years. Additionally, a particular market segment could fall out of favor with investors, causing a Fund that focuses on that market segment to underperform those that favor other kinds of securities.

LEVERAGE RISK. The risk associated with securities or investment practices that magnify small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

LIQUIDITY RISK. The risk that a security may be difficult or impossible to sell at the time and price the seller wishes. The seller may have to accept a lower price for the security, sell other securities instead, or forego a more attractive investment opportunity. All of this could hamper the management or performance of a Fund.

MANAGEMENT RISK. The risk that a strategy used by a Fund's portfolio manager may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged.

MARKET RISK. The risk that a security's market value may decline, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price the investor originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industrial sector or the market as a whole. For fixed-income securities, market risk is largely influenced by changes in interest rates. Rising interest rates typically cause the value of bonds to decrease, while falling rates typically cause the value of bonds to increase.

POLITICAL RISK. The risk of investment losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

PREPAYMENT & CALL RISK. The risk that a security's principal will be repaid at an unexpected time. Prepayment and call risk are related, but differ somewhat. Prepayment risk is the chance that a large number of the mortgages underlying a mortgage-backed security will be refinanced sooner than the investor had expected. Call risk is the possibility that an issuer will "call"or repaya high-yielding bond before the bond's maturity date. In both cases, the investor is usually forced to reinvest the proceeds in a security with a lower yield. This turnover may result in taxable capital gains and, in addition, may lower a portfolio's income. If an investor paid a premium for the security, the prepayment may result in an unexpected capital loss.

Prepayment and call risk generally increase when interest rates decline, and can make a security's yield as well as its market price more volatile. Generally speaking, the longer a security's maturity, the greater the prepayment and call risk it poses.

REGULATORY RISK. The risk that federal and state laws may restrict an investor from seeking recourse when an issuer has defaulted on the interest and/or principal payments it owes on its obligations. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

SMALL-COMPANY STOCK RISK. Investing in small companies is generally more risky than investing in large companies, for a variety of reasons. Many small companies are young and have limited track records. They also may have limited product lines, markets or financial resources. They may, in addition, be more vulnerable to adverse business or economic developments than larger companies. Stocks issued by small companies tend to be less liquid and more volatile than stocks of larger companies or the market averages in general. In addition, small companies may not be well-known to the investing public, may not have institutional ownership, and may have only cyclical, static, or moderate growth prospects. If a fund concentrates on small companies, its performance may be more volatile than that of a fund that invests primarily in larger companies.

TAX RISK. The risk that the issuer of a security will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences for the issuer and potential losses for its investors.

ZERO COUPON RISK. The market prices of securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities that pay interest periodically.

[HIGHMARK ICON] HIGHMARK-Registered Trademark-
FUNDS

445 South Figueroa Street, Suite 306
Los Angeles, CA 90071

www.highmarkfunds.com

HIGHMARK FUNDS SERVICE PROVIDERS:

INVESTMENT ADVISER

HIGHMARK CAPITAL MANAGEMENT, INC.
475 Sansome Street
San Francisco, CA 94104

SUB-ADVISER (GROWTH FUND)
WADDELL & REED INVESTMENT MANAGEMENT COMPANY
6300 Lamar Avenue
Shawnee Mission, KS 66202

SUB-ADVISER (SMALL CAP VALUE FUND)
LSV ASSET MANAGEMENT
200 W. Madison Street
Chicago, IL. 60606

SUB-ADVISER (INTERNATIONAL EQUITY FUND)
DEUTSCHE ASSET MANAGEMENT, INC.
130 Liberty Street
New York, NY 10006

CUSTODIAN
UNION BANK OF CALIFORNIA, N.A.
475 Sansome Street
San Francisco, CA 94104

ADMINISTRATOR & DISTRIBUTOR
SEI INVESTMENTS MUTUAL FUNDS SERVICES
SEI INVESTMENTS DISTRIBUTION CO.
1 Freedom Valley Drive
Oaks, PA 19456

LEGAL COUNSEL

ROPES & GRAY
1301 K Street, N.W., Suite 800 East
Washington, D.C. 20005

AUDITORS

DELOITTE & TOUCHE LLP
50 Fremont Street
San Francisco, CA 94105-2230

HOW TO OBTAIN MORE INFORMATION:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
More detailed information about the HighMark Funds is included in our SAI. The SAI has been filed with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports list the Funds' holdings and contain information on the market conditions and investment strategies that significantly affected the HighMark Funds' performance during the last year.

To obtain the SAI, the Annual or Semi-Annual Reports free of charge, or for more information:

BY TELEPHONE:  call 1-800-433-6884

BY MAIL: write to us at
SEI Investments Distribution Co.
1 Freedom Valley Drive
Oaks, PA 19456

BY INTERNET: www.highmarkfunds.com

FROM THE SEC: You can also obtain the SAI, the Annual and Semi-Annual Reports, and other information about the HighMark Funds, from the SEC's Web site (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC (for information call 1-800-SEC-0330). You may request documents by mail from the SEC, upon payment of a duplicating fee, by writing to: Securities and Exchange Commission, Public Reference Section, 450 5th Street, N.W., Washington, DC 20549-6009.

HighMark Funds' Investment Company Act registration number is 811-05059.

                                                                 84823-B (11/01)